Exhibit 10.16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH
(I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

GOLD OFFTAKE AGREEMENT

Between

Blyvoor Gold Capital (Pty) Ltd, as Seller

- and -

OMF Fund II (SO) Ltd., as Purchaser

30 AUGUST 2018

Projects\083010-00026\IAD\SYXK SYXK(LDNL39730) i L_LIVE_EMEA1:39050555v14

Projec1s/O&lOI0 · 0002 /JAD/SVXK SVX K (LDNL 3 9750) L _ LIV E _ EMEAl : 398986551' 14 TABLE OF CONTENTS Page 1. D EFI N ITIONS AND IN T ER P RETATION 3 ' I . I 1.2 1.3 1.4 Defined T erms 3 Certain Ru l es of lnt e rpretation 17 Cmrency and Man n er of Pay m e nt . 18 Time of Essence 18 2 . PURCHASE, SALE AND DELIVERY 1 9 2 .1 2.2 2 . 3 2.4 2 . 5 Purchase and Sale of R efined Gold 1 9 Product Specifications 19 Deli v e ry O bligations 19 Passing of T itle 20 Docu n 1 entation 20 ( 3. PRICJNG AND PAYME N T 21 3.1 3 . 2 Payment 21 Replacem e n t Pricing 22 4. 5. TAXES, T ARIFF S AND DUTIES 22 TERM AND T E RMINATION 23 5.1 5 . 2 5 . 3 5 .4 T e n n 23 Purch a ser ' s Right to Termina t e 24 Seller's Right to Termin a te 24 E ffe ct of T ermination 25 REPO R TING; BOOKS AND RECORD S ; I N S PECTIONS 26 6. ( 6 . 1 6.2 6.3 6.4 6.5 6.6 Produ c t i on Start Date and Annual Forecasts 26 Production and Operation Repo 1 ts 26 Financial R e ports 27 Other Notices 27 Books and R ecords ; Audits 27 Inspect i ons 28 7. MANAGEMENT OF OPERATIONS 28 7 .1 7.2 7.3 7.4 7 . 5 Performan c e of Mining Operations 28 Maint e nance of Mining R i ghts 28 P rocessing and Sa l e of Minerals 29 Commingling 30 Stockpi l i ng off Property 30

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7.6 Insurance 30

7.7 Maintenance of Existence and Property 31

8. REPRESENTATIONS AND WARRANTIES 31

8.1 Representations and Warranties of the Purchaser 31

8.2 Representations and Warranties of the Seller 32

9. INDEMNIFICATION 34

10. NOT USED 34

11. TRANSFER RIGHTS 34

11.1 Transfer Rights of Purchaser 34

11.2 Transfer Rights of Seller 34

12. NOT USED 35

13. GOVERNING LAW AND JURISDICTION 35

14. DISPUTES AND ARBITRATION 35

14.1 Arbitration 35

14.2 Consolidated arbitration 36

14.3 Purchaser's option to resolve Dispute through English Courts 37

15. CONFIDENTIALITY AND DISCLOSURES 37

15.1 Confidentiality 37

15.2 Press Releases and Public Disclosure 39

16. NOTICES 39

17. MISCELLANEOUS 40

17.1 Further Assurances 40

17.2 No Partnership or Joint Venture 40

17.3 Severability 41

17.4 Entire Agreement 41

17.5 Amendments 41

17.6 Waivers 41

17.7 Specific Performance 41

17.8 Benefit of Agreement 41

17.9 Costs and Expenses 41

17.10 Execution in Counterparts 42

SCHEDULES

SCHEDULE A – MINING AREAS

SCHEDULE B – USUFRUCT AND SERVITUDE PROPERTIES

Projects/083010-00024/IAD/SYXK SYXK(LDNL39750) 2 L_LIVE_EMEA1:39898655v14

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OFFTAKE AGREEMENT

THIS AGREEMENT is made as of 30 AUGUST 2018.

BETWEEN:

Blyvoor Gold Capital (Pty) Ltd, a corporation existing under the laws of the Republic of South Africa (the "**Seller**")

- and -

OMF Fund II (SO) Ltd., a corporation existing under the laws of the Cayman Islands ("**Purchaser**")

WHEREAS:

(A) The Seller has the right to develop, operate and mine 100% of the Project.

(B) The Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, Refined Gold (up to the Aggregate Gold Quantity) processed from the Minerals, on and subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties mutually agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Defined Terms

For the purposes of this Agreement (including the recitals hereto and the Schedules), unless the context otherwise requires, the following terms shall have the respective meanings given to them, as set out below, and grammatical variations of such terms shall have corresponding meanings:

"**Affiliate**" means (i) with respect to any juristic person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such person, (ii) with respect to any trust, any trustee or beneficiary of such trust, or any spouse, parent, legal guardian, child (whether step-child, biological or adopted child) or sibling of any such trustee or beneficiary and (iii) with respect to any natural person, (a) any spouse, parent, legal guardian, child (whether step-child, biological or adopted child) or sibling of such natural person, (b) any trust where such natural Person or any of the persons listed under (iii)(a) is a trustee or a beneficiary of such trust and (c) any company where such natural Person or any of the persons listed under (iii)(a) is a shareholder or a director of such company .

"**Aggregate Gold Quantity**" means 2,700,000 ounces of Refined Gold.

"**Agreement**" means this offtake agreement and all attached schedules, in each case as the same may be amended, restated, supplemented, modified or superseded from time to time in accordance with the terms hereof.

Projects#051010-00024\AIDSYXK SYXK(LDNL39750) 3 L_LIVE_EMEA1:30898655v14

- 4 - "Annu a l Com p l i a n ce C e r t if i cate" means a certificate signed by an authorized senior officer of each of the Seller ceiiifying that as of the date of such cetiificate: 4 Projec l s l 0 83010 - 0002 11 A D I SYXK SYXK( LDNl..3 9 7 5 0 ) L _ LIV E _ EMEAl : 39 ! 9R ( o S S vU ( a ) each of the Seller Group Members has complied in all material respects with its covenants and obligations under this Agreement; (b) each of the Seller Group Members has compl i ed with its obligations under Section 7. 1 ( c ) ; ( c ) no Seller Event of Default has occurred and is continuing, and no event which with notice or lapse of time or both would become a Seller Event of Default has occurred and is continuing ; and (d) no Material Adverse Effect has occurred and is continuing, in each case, except as specified in such certificat e , together with all material information relating to such exceptio n , including, if applicable, any action which the Seller Group Members have taken or propose to take with respect thereto . ( " A nn u a l Fo r eca s t Repo r t " means a written repmt in relation to a fiscal year with respect to the Project, to be prepared by or on behalf of the Seller, incl uding with reasonable det a i l a forecas t , based on the then current Mine Plan, for such fiscal year on a mont h - by - month ba s i s and over the remaining l ife of the mine on a yea r - b y - year basis of : (a) the amount and a des c r iption of planned development, oper a t ing and capital expenditures; (b) the tonnes and grade of Minerals to be mine d ; (c) the to m 1es and grade of Minerals to be processed, and expected recoveries for gold and other types of marketable Minerals; (d) budgeted operating costs detailing major functions related to; mining, mine infrastructure, processing and general and administrative; and ( ( e ) budgeted capital costs detailing; mine development, infrastructure, process plant, and surface support fa c i lities. " A nnual O p e r a t i o n s Re p o r t " means a written repo 1 t in relation to a fiscal year with respect to the P rojec t , to be prepared by or on behalf of the Selle r , which shall include all of the information pettaining to the con s truc t i on, comm i s s i o n i ng and operations contained in annual rep o r ts prepared and provided to the board of directors of the Seller and, to the extent not cont a i ned i n such repo 1 i s, will also contain, for such year : (a) statement of de p l e t i on through mining from the pr e v ious year; (b) the tonnes and grade of Minerals stockp i l ed du r i ng such year and as of the end of such year, inclu d i ng en d - of - year inventory of stockpile(s) tonnes, grade and contained metal; (c) the to1U1es and grade of M i nerals processed during such year and recoveries for g o l d and other types of mark e t able Minerals; (d) the number of ounces of gold Outtumed by any Refinery during such yea r ;

- 5 - ( e ) the estimated number of ounces of gold contained i n Minerals processed as of the end of such year that ha v e not yet been delivered to or Outtumed by any Refinery ; ( f ) a statement setting out the mineral reserves and mineral resources (by category) prepared in accordance with the Joint Ore Reserves Committee ' s Code ( as amended, supplemented or replaced ) (with the assumpt i ons used, i n clu d ing cut - off grade, metal prices and metal recoveries) as of the end of such year ; (g) a review of the development and operating activities for such year, including: 5 Proj«:t s / 083010 - 00 0 4/IA O / SYXK SYXK(LDNL39750) L_I.IV E _ EMEA l : J9398GSSvl4 I ) the amount and a d e scrip t ion of operating and capi tal expenditures and variances from projected operating and capital expenditures; 2) a repo1t on any material issues or dep a 1 tures from that contemplated by the Mine Pla n , as applicab l e as of the first day of such year; (3) any actual or expected adverse impact on development or production or recovery of gold, whether as to quantity or ti m i n g, together with the details of the plans to resol v e or mitigate such matters ; 4) if applicable, the percentage completion compared to the Mine Plan of the major elements of construction and the anticipated Completion Dat e , if it has not yet then occurred ; and 5) geolo g i c reconciliation of block model tonnes and grade to run of mine tonnes and grade at the mill; ( h ) details of auy material health or safety v io l ations and/or material violations of any Applicable Laws and any non - compl i ance with the then - current Anti - Corruption Policy ; and ( i ) details of any Encumbrances, other than Permitted Encumbrances (including Encumbrances securing the o b l i gations under any secured financing) placed on the assets OJ' properties of any Seller Group Member where such assets and properties have a value greater than $ 2 , 000 , 000 in the aggregat e ) . ( " A nti - Corruption Laws" means the Prevention and Combating of Corrupt Activities Act, No . 1 2 of 2004 , the United Kingdom Bribery Act 2010 , and t h e United States Foreign Corrupt Pra c tices Act of 1977 (which shall each be deemed, for the purposes of this Agreement to apply to each Seller Group M e m ber as if it was s u bject to such laws in all respects) and all other laws, rules, and regulations of any jurisdiction app l i cable to a Seller Group Member from time to time concerning or relating to bribery or corruption . " A nti - Corruption Policy" means t h e ant i - brib e q and anti - co 1 rnption p o l i cy of the Seller Group Members adopted by the board of directors of each Seller Group Member with effect on and as from the date of this Agreement . " A nti - Mon ey Laundering Law s " means the Prevention of Organised Crime Act, No . 121 of I 998 , the Financial In t e lligence Centre Act, No . 38 of 2001 and the Protection of Constitutional Democracy Against Terrorist and Related Activit i es Act, N o . 33 of 2004 , and other applicab l e anti - money laundering, anti - terrorist financin g , government sanction and " know your client" Applicable Laws, whether within the

- 6 - Republic of South Africa or, to the extent applicable to a Seller Group Membe r , elsewhere, includ ing any regulations, g u i d e l in es or orders thereunder . " A p pl i c a bl e Law " means any law (including common l aw and equity ) , any international or other treat y , any domestic or foreign constitution or any multinational , federa l , provincia l , territor i al, state , municipa l , county or local statut e , law, ord i nance, c ode, rule, regulation, Order (inc l uding any securities la w s or requirements of stock exchanges and any consent decree or administrative Order), or Licence of a Governmental Body in each case to the extent applicable to and legally binding upon or having the force of law over any specified Person , property , transaction or event , or any of such Perso n 's property or assets . " A ppli cab l e S t r e a m Per c entag e " mean s , following lhe date of the Stream Agreement and until the Stream A g r eement i s terminated or expires in accordance with its term s , the Designated Meta l P ercentage ( as defmed i n the Stream Agreement as at the date of this Agreement ) , and in all other case s , nil . 6 P n>jtcn/0830 1 0..00C , . , .I/I A OI S YXK S YX K (LDNl.39 7 5 0 ) L_U VE_ E M EAU 9 119 8 6H , H ( " A rbitrnt i o n Ru J e s " has the meaning given to it in Section 1 4. l. " Benoryn" means Benoryn l n v e stment Holdings Proprietary Limited, a company registered in accordance with the laws of the Republ ic of South Africa un d er r e g i stration number 1992 / 007396 / 07 whose r egistered office is at 9 5 th S t ree t , H oughton Estate, Gauten g , 2 1 9 8 , South Africa . " B l yvoor G o l d " means Blyvoor Gold Proprietary Lim ite d , a company registered in accordance with the laws of the Republ i c of South Africa under registration number 20 l 5 / 1 22164 / 07 whose r egister e d office is at 9 5 th Street, Houghton Estat e , Gauten g , 2 1 98 , South Af r i ca . " B l yvoo r Operati o n s " means Blyvoor Gold Operations Proprietary Limited, a company registered in accordance with the l aws of the Republic of South Africa under regis h · ation number 2015 / 252759 / 07 whose r egist e red office i s at 9 5 th Stre e t , H oughton Estat e , Gauten g , 21 98 , South Africa . " B l y v oo r · R e s our c e s " means Blyvoor Gold Resources Proprietary Limited , a company registered in accordance with the laws of the R epublic of South Africa under regis t r a tion number 20 1 6 / 35 7 08 4 / 07 w h o se r egist e red office i s at 9 5 th S tree t , Ho u g hton Estat e , Gauten g , 2 1 98 , South Africa . l " Bri d ge Lo a n A g r e e m e n t " means the t e r m facility agreement entered int o , or to be enter e d int o , between the S e ller ( as borrower ) and the Subscriber ( as lender) on or about the date of this Agreement in relation to a secured $ 5 , 000 , 000 term facility . " B u s i n e s s " means the business of the Seller a s set forth i n the Mine Pla n , being developing, constructin g , ownin g , operating, and extracting mineral resources fro m , the Mme (including the ownership of all assets and p o sses s ion of Licences and r i ghts (includ in g t he Mining Righ t ) required for, su c h busi n ess ) . " B u s in e ss D ay" means any da y , other than : ( a ) a Saturday, Sunday or statutory holiday in all or any of Johann e s burg, Republic of South Africa, New York Cit y , New York, Hamilton, Bermuda or London , E ngland or (b) a day on w h i ch banks are generally closed in a ll or any of those cities . " C ommin g li n g P l a n " has the meaning given to i t in Section 7 . 4 . " C o m p a n i es Act " means the Companies Act, No . 71 of 2008 of the R e publ i c of South Africa, together with the Companies R egulations 2 0 1 1 , promu lgated thereunder .

- 7 - " C omp l et ion Date" means the first day following the final Outturn in respect of a consecutive three month period in which the aggregate of the Outturns for this consecutive three month period: (a) equals or exceeds the amount of planned Refined Gold production for the corresponding three month period in the Mi n e Plan; and (b) is e qual to or greater than 2 1 , 000 oz ( twenty one thousand ounces ) . " C onfi d enti a l Information " has the meaning given to it in Section 1 5 . l( a ) . " C o n s o li d at i on O rd e r " has the m e aning given to it in Section 14 . 2 . 7 P 1 ojec 1 s. l 0 8 J O I O - O O O Z ,I/IA O / SYXK SYJ> . ' . K( LONL39 7 S O ) L _ LIV E _ EMEAI :39898 6 5 5 , · I ( " C ontro l " means, without l imiting the general i ty of the ter m , in relation to a juristic Person the ability of another person, directly or indirectl y , to ensure that the ac t ivities and business of that juristic Person are conducted in accordance with the w i shes of the latter person, and the latter Person shall be deemed to so contr o l the juristic Person if the latter Person ow n s, directly or indirectly, the majority of the issued share s , members' interest or equivalent equity, and/or hold s , directly or indirectly, the majority of the voting rights in the juristic p e rson, or t he latter Person has the right to receive the majority of the income of that jur i s t i c Person on any distribution by it of all of its income or the majority of its asse t s on a windin g - u p, and / or holds the right, through shareholding or otherwise, to control the composition of the board of d i r ectors of t h e company ( in c l u diJ 1 g by holding the righ t , directly or indirectl y , to app o i nt or r emove a majority of the d i r ectors ) , and " Controlling" and " Controlled" shall be construed accordingly . " C redit Agreemen t " means the cre d i t agreement between fDC as len d e r and the Seller, as borrower . " Deliver y " means delive 1 y of Refined Gold, and tra n s fer of possession and title in respect thereo f , from the Selle r to the Purchaser pursuant to Section 2 . 3 i n t h e manner provided for in th i s Agreemen t , and " Delive r " and " Delivered " have corresponding meanings . " D e livery Date " has the meaning set out in Section 2 . 3 (a ) . " D e li v ery Tim e " has t h e meaning set out in Section 2 . 3 ( a ) . ( " DM R " means the South African D epartment of Mineral R esources; " E ligib l e Transfere e " means either: ( a ) a Person that has sufficient financia l resources and technica l and operational capability to continue the development and o p e ration of the Pro j e ct in a manner that provides reasonable assurance t hat the Project will be d e veloped and operated in a commercially reasonable manner and in accordance w i th the Key Transaction Documents, all Applicable Laws and Project A u t hor i z ations and oth e r wise i 1 1 accordance with this Agreement ; or (b) a Person whose obligations a re f u l l y and unconditionally guaranteed by a Person meeting the conditions i n paragraph ( a ) above pursuant to an instrument in writing executed and delivered by such Person in favour of the P urchaser (in form and substance satisfact o 1 y to the Purchaser, acting reasonably ) . " E ncumbranc e " any claim, charge, mo1tgage, lien, opt i on, equity, power o f s a l e , hypothecatio n , usufruct, retention of title, right of pr e - emption, suretyship, cess i on in securit y , assignmen t , notarial bond,

- 8 - encumbranc e , pledge, right of first refosal or any other security int erest, agreement or arrangement of any kind, or any a g reemen t , arrangement or understanding (whether or not subject to any suspensive, resolutive or other condi t ion) to create any of the above, and « E n c umbran c es " , " Encumbrancer " , " En c um b er" and " Encu m b ere d " shall have corr e sponding meanings . "E q uat or P r i n c ip l es" means those principles so entitled and described in "The 'Equator Pri n ciples' - A financial industry benchmark for determinin g , assessing and managing so c ial and environmental risk in projects" dated Ju n e 2013 , as amended, supplemented or re p l aced from time to time . "E x change C o ntro l " means the Ffoancial Surv e illance D epartment of the S o uth African Reserve Bank responsible for t h e administration of ex c han g e c ontr o l on be h alf of the Mi n i ster of Finance or an officer of T r ea s ury who, by v i 1 1 ue of the division of work in Treasury, deals with the matter on t h e authority of the Minister of Finance . 8 P r oj«ls/ 0 830 1 1).()() 0 2 /IA O /SYXK SY X 1( ( L D NL397SO ) L _ LIV E _ EMEAl ; 39398u5 ; v l4 ( "Ex c ha n ge Co ntrol Regulations" means the South African Exchange Control Regulation s , 196 1 , as amended ( including any app l icable directive and rulings of Exchange Control and National Treasury of South Africa) . " Excluded T a x e s" h a s the meaning set out in Section 4 ( d). " Go ld Market Pric e " has the meaning set out in Section 3 . l ( a ). "G o ld P urcha se Pric e " has the meaning set out in Section 3 . 1 ( a ) . " Go o d Delive r y S pecification s " means the specifications for good delivery of gold bars under the "Good De l i very Ru l es" publis h ed by the . LBMA from time to time, or such other specifications as agreed to by the Seller and the Purchaser pursuant to Section 2 . 2 (b) . " G ood Ind u stry Practic e " means, i n relation to any specified decision or unde 1 iakin g , the exercise of a deg r ee of dil i gence, s k il l , care and prudence and which would reasonably be expected to be observed by expe r i enced professionals in the South African or international mining industry ( whichever standard i s higher) engaged in the same type of unde 1 1 aking under the same or sim i l ar c i r cumst a nces . ( " Govern mental Bod y " any domes t i c o r foreign federal, provincial, regional, state, municipal, local or other governmen t , govemrne n t a l d epa 1 im e n t , a g ency, authority or body (whether administrative, l egi s lativ e , executive or oth e r wise ), cou r t , tribunal, commission or conuuis s i oner, bureau, min i st e r or ministry, board or agency, or other regu l at 0 1 y authority having jur i sdi c t ion with respect to any specified Pe r son, including any se c urities regulatory authorities or stock exchange, or any quas i - govermnenta l or private body exer c i sing regulatmy or other governmental or qua s i - government authority or function . " ID C " means the Industrial Development Corporation of South Africa . "IFC Standards" means, collectively, t he In t ernation a l Finance Corporation's P erf o r mance Standards on Social and Environmental Su s tainability dated I January 2012 and its Environmenta l Health and Safety ( EHS ) G u i d e l i nes, each as amende d , supplemented or replaced from time to time ; " I n s olvency E v e n t " means any of the following : (i) a Party suffers o r consents to or ap p l i es for the appointment of a receiver, tr u ste e , custodian, judicial manage r , judicial receiver, conservator, receive r , trustee, comp u l so 1 y manager, administra t i ve receiver, business rescue practitioner, l i quidator or other similar

- 9 - officer of itself or any of its propert y , or is gen e r ally unable to (or admits inability) or fails to pay i t s debts as they become du e , or makes a g eneral assignment for the benefit of cre d i tors or is deemed by any authority or legislation to be "Financially Distressed" ( as d e f i ned in the South African Companies Act, 2008 ) ; 9 Projec 1 s/08301o. - OU02,1/IADI S YXK SYXK(LO NL397SO ) L_LIV E _ EMEAl : J9898G SS \ "14 ( ii ) a Party convenes any meeting to consider the passing of a resolution for the administration, custodianship, bankruptcy , liquidatio n , business rescu e , windin g - u p , judicial management, recei v e r sh i p , supervision, trusteesh ip, d e - registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or to authori s e the commencement of any business rescue proceeding in respect of i t , its assets or its estate ; ( i i i ) a Party seeks or requests the appointment of an administrator, liquidator (whether provisional or fin a l), business rescue practitione r , conservator, receiver, truste e , judic i al manager, judicial receiver, administrative receive r , compulsory manager, custodian or other similar official for it or for all or substantially all its assets or estat e ; ( ( iv ) a Pa r ty ta k e s or proposes to its c redi tors any proceeding for, or seeks to make or make s , a gener a l readjustment, rescheduling or deferral of its indebtedness ( o r any part thereof whfoh it would otherwise be unab l e to pay when due ) ; (v) a Party files a volunta 1 y petition in bankruptcy, liquidation, business rescue or seeks to effect a plan or o ther arrangement with creditors or any other relief under any Bankruptcy Cod e , or under any Applicable Law granting similar r e lief to debtors, whether now or hereafter in effect ; ( vi ) any involunta , y petition or proceeding pursuant to any Bankruptcy Code or any other Applicable Law relating to bankruptcy, reorganization , (jquidation, business r escue or oth e r relief for debtors is filed o r commenced against a Party and is not dismisse d , s tayed or vacated within 30 days thereafte r , or such Party files an answer admitting the jurisd iction of the co m 1 and the material allegations of the involuntary petitio n ; ( ( vii ) a Party is adjudic a t ed bankrupt, insolvent or " Financially Distressed" (as defined in the South African Companies Act, 2008 ) or an order for relief is entered by any court of competent jurisdiction under any Bankru p tcy Code or any other Applicable Law relating to bankruptcy , reorganization (by way of voluntary arrangeme n t, scheme of arrangement or other w i se ) , l iquidation, business rescue or other r e l i ef for debtors ; ( vi i i) a Patty suffers the enforcement of s e curity inter e sts over all or substan t ially all of its assets ( which in the case of the Seller or any Seller Group Member includes the Project Property) ; ( ix ) a Party liquidate s , winds up, is de - registered or dissolv e s (or suff e rs any liquidation, wind - u p , de - registration or dissolution) ; or (x) a Patty talces any ac t ion author i z ing or in ftutherance of any of the f o r egoing, or a Pa t ty causes or is subject to any event with r espect to it which, under any other Applicable La w , has an analogous effect to any of the foregoing . For the purposes of this d efinition, " Ba nkruptcy Code" means any of the South African Companies Act, 2008, the South African Insolvency Act, 1936, Chapter 14 of the South African Companies Act, 1973 or

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any similar legislation, each as amended or recodified from time to time, including any rules or regulations promulgated thereunder and for the purposes of "Party" in this definition "the Seller" shall be deemed to include Blyvoor Operations (for as long as Blyvoor Operations) owns the Tailings Facilities).

"**Intercreditor Agreement**" means an intercreditor agreement between, inter alios, the Purchaser and IDC as lender under the Credit Agreement.

"**Key Transaction Documents**" means, collectively, the Subscription Agreement, the Shareholder Agreement, the Bridge Loan Agreement, the Tailings Direct Agreement(s), this Agreement, the Credit Agreement, the Intercreditor Agreement, the Subordination Agreement and the Stream Agreement.

"**LBMA**" means the London Bullion Market Association.

"**Licence**" means any authorization, approval, consent, concession, exemption, licence, lease, grant, permit, franchise, right, privilege, filing, notarization, registration or no-action letter from any Governmental Body having jurisdiction with respect to any specified person, property, transaction or event, or with respect to any of such Person's property or business and affairs (including any zoning approval, mining permit, development permit or building permit) or from any Person in connection with any easements, contractual rights or other matters.

"**Loss**" or "**Losses**" means any loss of whatever description including, but not limited to, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities (including contingent liabilities), Taxes, compensation (including compensation paid or payable to any employee), expenses and fees (including reasonable fees and expenses of attorneys, counsel, accountants, consultants and experts arising out of actions, applications, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, interdicts, judgements, orders (including for specific performance), decrees, directives, rulings, liens and obligations), in each case excluding all special, exemplary and punitive damages.

"**Material Adverse Effect**" means (i) any Loss incurred or suffered by the Seller Group Member(s) exceeding $ 5,000,000, in the aggregate, or (ii) any effect that, when taken individually or together with all other events, occurrences, changes or effects has, or could reasonably be expected to have, a "material adverse effect" on:

(a) the operations, results of operations, business, affairs, properties, assets, prospects, liabilities and obligations (contingent or otherwise), capitalization or condition (financial or otherwise) of any Seller Group Member;

(b) the Project, including (a) the ability of the Seller to develop or operate the Project substantially in accordance with the Mine Plan in effect at the time of the occurrence of the relevant change, event, occurrence, circumstance, fact or effect, or (b) any significant decrease to expected gold production from the Project based on the Mine Plan in effect at the time of the occurrence of such change, event, occurrence, circumstance, fact or effect;

(c) the ability of the Seller to perform its obligations under this Agreement; or

(d) the rights and remedies of the Purchaser under this Agreement or under the Tailings Direct Agreement(s).

For the purposes of paragraphs (a) and (b) of the foregoing, an adverse effect shall be deemed to be material and constitute a 'Material Adverse Effect' where an independent professional, reasonably skilled and experienced in the South African mining industry, could reasonably conclude that the effect in question has or could result in a reasonably significant negative impact on the Seller or the Project.

Projects/085010-00024/AD/SYXK SYXK(LDN|39750) 10 L_LIVE_EMEA1:39898655v14

- 1 1 - "Mine P la n " means the development or mine plan, as applicable, for the Project, as approved by the board of directors of the Seller and the DMR where required, as the same may be amended, revise d , supplemented or replaced from time to time in a ccordance with the terms of this Agreement . As of the date hereof the Mine Plan is the mine plan provided for in the Technical Repo 1 t . " M i n erals" means any and all marketable metal bearing material in whatever form or state that is mined, produced, extracted or otherwise recovered from or pursuant to the P r oject Real Propert y , i ncluding ( i ) any such materia l derived from a ny processing or reprocessing of any Tailings, waste rock or other waste products originally derived from the Project Real Property after the date of this Agreement, and ( ii ) ore, concentrate and dore and any other products resulting from the further milling, processing or other beneficiation of Mineral s . 1 1 Projects/083010 -- 00024 / IA O I SYXK SYXK(LDNL3 9 7 SU) L_L!V E _ EMEA l : 398986 5 S vl4 ( " M ining Area s " shall bear the m e aning ascribed thereto in section I of the MPRDA in respect of the Mining Righ t , including the areas outlined in green and in yellow on the first and second maps ( respectively ) set out i n Schedule A . " M i n i n g Rea l Property" means all usufruct rights and/or access or services servitudes over immovab l e prope 1 iie s , or p o 1 tions of immovable propertie s, in the Mining Areas which are or may be accessed, used, or required and/or occupied for the purpos e s of the Project ( including those usufructs and servitudes over the U sufruct and Servitude Prope 1 ties ), the Mining Right, Seller's rights under and in coIU 1 e c tion with each of the Tailings Access Agreement and, once executed, the Tailings D i rect Agree m e nt ( s), all real prope 1 ty interest s , mineral claims, mineral leases and other mineral rights, concessions and interests, a 1 1 d all surface access rights relating to the Project, but specifically excluding the prop e 1 ty l o cated at No . 9 , 5 th Street, Houghton Estates, Gauteng Provinc e , South Af r i ca . " M ini n g Righ t " means t h e Conv e 1 ied Mining Right ( Dep a 1 tment of Mineral R e sources R eference No .: GP 30 / 5 / 1 / 2 / 2 / 143 MR ) converted in terms of Item 7 of Schedule II to the Mineral and Petr oleum R e so u rces Development Act, No . 28 of 2002 MPRD A , registered in the Min e r al and P etr o leum Titles Registration Office under M P T N o . 21 / 2017 and ceded to the Seller in terms of a deed of cession of the Mining R i g ht registered in the Mineral and Petroleum T itles Registration Office under MPT N o . 1 7 / 2017 , as supplemented, amended or replaced from time to time . ( " Month l y Con s truction R ep o r t " means a written report prepared by or on behalf of tbe Seller in relation to the immediately preceding calendar mont h , which report shall include all material information pertaining to the development or construction of the Pro j ect, including the f o l l owing info n nation for such month : ( a ) a review of the permitting, development or cons t ruction activities for the month and a repo 1 i on any material i ssues, departures from, or contemplated or potential changes to the Mine Plan, as applicable ; (b) a summary of the actu a l Project Costs incurred on a cum u lative and monthly basis ( including costs committed to and/or actually fonde d , and, if applicable, the expected time of funding ) ; ( c ) variances of actual Project Costs from projected Project Costs in the Mine Plan; ( d) the percentage completion of the major elements of construct i on compared to the Mine P lan; (b) project sche du l e showing critica l path ;

- 12 - 12 P r o j t t L </ 0 8 3 0 1 0 .0 0 0 2 4 / l A D / SYXK SYX} ( ( LONLJ 9 750) l,_ l l V E _ E MEA l : 3989 8 6 5 5 , · l · l ( c ) construction S - curves for overall project and by t a s k ( engineerin g , procurement and construction ) ; and ( d) the anticipated Comp l e tion Date; ( e ) detai l s of any material health or sa f e ty violations and/or material violations of any Applicable Law s , or any no n - compl iance with the An t i - Corruption Policy ; and ( f) safety statistic s . "MPRDA" means the Mineral and Petroleum Resources Development Ac t , No. 28 of 200 2 . " Na t i on a l I n str u m e nt 4 3 - 10 1 " means National Instrument 43 - 1 0 I - Standards of Disclosu r e for Mi n e ral Projects of the Canadian Securities Administrators ( or any successor instrumen t , rule or policy). ( "OFAC" means T h e Office of Foreign Assets Control of the US Depatiment of the Treasuty. " O r d er" mean s , in respect of any Person, any orde r , directive, decree, judgment , rulin g , awar d , injunction or directi o 11 of any Govenunental Body or other deci s i on - making authority of competent jurisdiction which is legally binding on such Person . " Ot h e r M i n er a l s " means minetals that are not Mineral s . " Ot h e r R i g h ts" mean s , to the extent not included in Licences, all licences, approval s , authorization s , consent s , rights (including surface right s , access rights and rights of way ), privilege s , conces s i ons or franchis e s issued by or obtained from or which are or required to be issued by or obtained from any Person not a Related Party to any Seller Group Member (other than a Governmental Body ) and which are required i n relation to the Project and I o r the Busines s . " Outtur n " means an outturn of Refined Go l d, processed from Minerals, from a Refinery . " Pa rti e s" means the pa 1 iies to this Agreement and "P a r ty" means any one of the Pa 1 iies . ( " P a y m e nt D ate" means the day which is the third Bus i ness Day after each Deliv e 1 y D a t e . "P e rmitt e d E n c u m b r a n ces" mea n s any of t he following: ( a ) Encumbrance created i n relation to any Key Transaction Documen t ; (b) any netting or set - off arrangement entered into by the Seller in the ordinary course of its banking arrangements for the purpose of netting debit and credit balance s ; ( c ) any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by the Seller; and ( d) any Encum b r ance or quasi - Encumbrance arising under any retention of titl e , hire purchase or conditional sale anangement or arrangements having similar effect in respect of goods sup p l ied to the Seller in the ordinary course of trading and on the suppl i e r's standard or usual terms and not arising as a result of any default or o m i ssion by the Seller .

- 13 - " P e r s o n " means and includ e s . individual s , corp o ration s , bod i es co r porat e , limited or general pa 1 tnership s , joint s tock companie s , limi ted liability companie s , joint ventures, associations, companie s , trus t s, bank s , trust companie s , Governmental Bodies or any other type of organization or entity, whether or not a legal e n tity . " P ool Accoun t " means such metal account located outside the T erritory a s the Purchaser may notify to the Seller from time to time . " Process P lan t " means the treatment plant to be completed in connection with the Projec t , su b s tantia lly as contemplated in the Mine Plan located at the No . 5 Shaft of the Blyvoor gold mine . " Production Start Dat e " h as the meaning set out i n Section 6 . l ( a ) . 13 Projec l s/08J O I0 - 00 0 24flAD I S YXK SYX K ( LONL 3 9750) L _ LIVE_EMEA l : 3 9 8 ?865Svl4 ( " Projec t " m e ans the Blyvoor gold mine bein g , or to be, de v e lop ed, constructed, ow n e d and operated by the Selle r , be i 11 g the mining operation s , the gold processing plant operations, and all operations and activities incidental thereto and related infrastructure established to access and mine minerals in terms of the Mining Right on the Mining Areas, including (i) the number 5 shaft and g o ld processing plant l o cated on an area within the i mmovab l . e prope 1 ty described as Remaining Extent of Po 1 tion 24 of the Farm D oornfontein No . 1 1 8 1 . Q , Gauteng Province and shall include all associated surface and underground eq u i pment, structures, erections and infrastructu r e Located within such area and such other infrastructure located elsewheJ'e i n the Mining Areas which the Seller has the right to access or use for the purposes of the mining operations, and ( ii ) all other movable equipment related to such mine and mining op e rntions located on the Mining Areas . " Project A uthorizatio n s" means all Licences and Other Rights ( including environmental Licences) nec e - ssary for (i) the developmen t , construction an d / or mining operations of the Projec t , and/or ( ii ) the commencement an d / or ongoing operation of commercial production transactions in relation to the P roject . ( " Project Cos t s " mea n s all capital expenditures incurred by the Seller or a Seller Group Member for the purposes of the development, construction and operation of the Projec t , inc l uding escalation , contingencie s , i n i t ial working capita l , taxe s , dutie s , expenditures for plant equipment, spares and other capital goods, invento r y, capital e xpenditures required to maintain the Project at its design capa c ity (including repairs and r eplacements funded by insurance pro c eeds), interest during construct i on, financing fees and e x penses and other development costs . " Project Property" means all of the prop e 1 ty, assets, undertaking and rights in a n d relating to the Project, whether now owned o r existing or hereafter a c quired or atising, including but not limited to, Project Real Prope 1 t y , l eases, rights of access or use, servitude s , usufructs, personal prop e 1 ty accounts , instruments, chattel pape r , depos i t account s , ce 1 tificates of deposit, intangibles, goods (including inventor y , equipment and fixtures), cash, cash equivalents, receivable s , letter of credit rights, suppo 1 1 ing obligations, claims, causes of action and other l egal rights and investment prope 1 ty ; ( iii ) alJ product s , proceeds (including proceeds of proceeds), rents and profits of the foregoing ; and ( iv ) all books and records related to any of the foregoing and indebtedn e ss owed to the Seller . " Project Real Property" means all immovable prope 1 ties constituting the surface areas within the Mining Areas together with any other immovabl e propetties which are or may be ac c e ssed, used, or r equired and/or occupied for the purposes of the Project, including but not limi t ed to the Mining Real Property , the Usufruct and Servitude Prope 1 1 i e s, the Tailings Facilities, and all buildings, structur e s, improvement s , app m tenances and fixtures on the Mining Areas or att a ched thereto which a re or may be accessed, used, requi r ed and/or occupied for the purposes of the Project (other than the property located at No . 9 , 5 th Street, Houghton Estates, Gauteng Provinc e , South Africa ) , and any term extension, renewa l ,

- 14 - replacement, conversion or substitution of any of the foregoin g , whether or not such ownership or interest is held continuously . " Q u arte r l y Opera t i on a nd Pr o d uction Report" means a written report prepared by or on behalf of the Seller in relation to the immediately preceding fiscal quarter, which report shall include all material information pertaining to the development or operation of the Project , including the following information for such quarter : 14 Projec1sl083010 · 000 2 /lA D / SYXK SYXK ( L ONL39750) L_LIV E _ EMEAl : 39898655 \ 'I ( a ) a review of tbe permitting, development or operation activities for the quarter and a report on any material issues, departures from, or contempl a ted or potential changes to the Mine Plan, as applicab l e ; (b) details of any material health or safety violations an d / or material violations of any Applicable Law s , or any non - compliance with the Anti - Corruption Policy; ( ( c ) safety statistics; (d) the tonnes and grade of Miner a l s mined during such quarter; ( e ) the tonnes and grade of Minernls stockpiled during such quarter ( and the total stockpile at the end of such qua1ter); (f) the tormes and grade of Minerals processed during such quarter and recoveries for gold and other types of marketable minerals; (g) the number of ounces of gold Outturned by the Refinery during such quatter; ( h ) the estimated number of ounc e s of g o l d contained in Minera l s processed as of the end of such quarter that have not yet been de l ivered to or Outtumed by the Refinery; ( i ) the aggregate number of ounces of Refined Gold delivered to the Purchaser under this Agreement up to the end of sucb quarter; 0) geologic recon c iliation b l ock model to run of mine processed; ( k ) budget vs. actual operating, development and capital costs; and ( I ) such other infonnation regard i ng the calculation of the amount of Refined Gold delivered to the Purchaser as the Purchaser may reasonably request. " Qu o t a t i o nal Perio d " means, in respect of each Delivery of Refined Gold to the Purchaser, the period commencing on and including the Business Day which is four Business Days prior to the Delivery Date for such Refined Gold and ending on and including the Payment Date . " Rec e i v i n g P a r t y " has the meaning given to it in Section 15 . l ( a ) . "R e fin ed G o l d" means marketable metal bearing material in the form of gold bars or coins that is refined to standards meeting or exceeding 995 patts per 1 , 000 fine gold, and otherwise conforming to the London Bullion Market Association (or a successor satisfactory to the P urchaser ) specifications for good delivery . " R e fin e r y" means ( i ) RAND Refine 1 y ( Pty ) Lt d . with re g istration No . 1 92 0 / 006598 / 07 ) , a refin e 1 y based

- 15 - in the Republic of South Africa, for as long as it is recognized by the London Bui Uon Market Association at the relevant time as producing gold bars meeting the London Bullion Market Association ( or a successor satisfacto 1 y to the Purchaser ) specifications for good delivery, ( ii ) any other refinery in South Africa that is recognized by the London Bullion Market Association at the relevant time as producing gold bars meeting the London Bullion Market Association (or a successor satisfactory to the Purchaser ) specificatio n s for good delivery and chosen by the S e ller from time to tim e provided that the Seller bas given the P u rchaser at least IO B u s in e ss Day s ' written notice of such choice, or ( iii ) or such other refinery in the Republic of South Africa in r espect of which the Purchaser has given its prior written approval, and wh ich in each case under ( i ) - ( iii ) above is at all ti m es permitted and able to de l iver or procure the delivery of Refined Gold to the Purchaser in accordance with this Agreement . 15 Pr o J« 1 <!08301 0 ) 0024/IAD/ S Y X 'K SYXK(LDNL39750 ) I._LIV E _ EMEAl : 39898655 1 • 14 ( "R e l at e d Party" mean s , w ith r e s pect to any person ( the "first n ame d person" ) , any person that does not deal at arm's le n gth with the fast named person or is an Affiliate o r a direct or indirect shareholder of the first named person ( each an "Aff i l i at e d Entit y " ) an d , in the case of t h e Sel l er Group Members includes : ( i ) any Affiliated Entity of a Seller Group Member, ( ii ) any directo r , office r , em p l oyee or associate of a Seller Group Member or any of its Affiliated Entities, ( iii ) any person that does not deal at ar m ' s length with a S e ller Group Member or any of its Affiliated Entities, and ( iv ) any person that does not deal at ar m ' s length w it h , or is an a s s ociate of, a director, officer, e mployee or associate of a Seller Group Member or any of i t s Aff i li ated Entities . " S a nction s " means economic or financial sanctions or trade embargoes impose d , administer e d or enforced : from time to time any Governmental Bo d y, the U . S . Departments of State or Commerce in the U n i ted States of Americ a , Her Majesty ' s Treasm y , t he United Nations Security Council, the European Union or OFAC, includi n g any sanctions imposed in South African law by vi l tue of the application of the Financial Intelligence Centre Act, No . 38 of 2001 and the Protection of Constitutional D emocracy Against Terrorist and Related Activities Act, No . 33 of 2004 . " S a n ct ioned Perso n " means ( i ) any Person listed in any sanction s - related list of designated Pe r s ons maintained by any Governmental Body or ( ii ) a Person named on the l ist of Specially Designated Nationals maintained by O F AC, the Consolidated List of Financial Sanctions Targets and the Investments Ban List m a i ntained and pubHshed by HMT and any sim i l ar list maintained and publ i s hed, or a pub l i c announcement of a Sanctions designation made , by any Governmental Body, in each case as amended, supplemented or substituted from time to time . ( " S ecurity Agent " has the meaning g i ven to it in the l ntercreditor Agreement. " S e l l er Event of Defaul t " has the meaning set out in Section 5 . 2 . " S e l l e r Group M e mber s " mean s , collectively, the Seller, Blyvoor G o l d ( Pty ) Ltd and Blyvoor Gold Resourc e s ( Pty ) Lt d , and " S e l l er G r o up Member" shall mean any one of them . " Shareholders Agre e m ent" means the Shareholders Agree m e nt in respect of Blyvoor Resources and made between, inter alios, Blyvoor Gold and the Subscriber . " S melte r " means any sm e l t er ( other than a smelter for m i ng part of th e Process Plant or a smelter that is a R efinery ) that processes Minerals in the f o r m of gold bearing concentrate into dore or other ben e : ficiated form of gold suitable for delive , y to a Refinery and which is chosen by the Seller from time to t i me with in each case the prior written approval of the Pu r chaser . " Stre a m Agreemen t " means the Stream Agree m e nt dated on or about the date hereof between ( as at the date hereot ) the Seller and the Purchaser .

- 16 - " S u b o r di n a t i o n Agree m e n t " means th e subordination agreement betw e en, inter alio s , Benoryn ( i ncludi ng in i ts role as EPC Contractor ), B l yvoor R esources and Blyvoor G o l d as jun ior c r e d i tor s , LDC and t h e Purchaser ( as defined in the Stream Agreement ) as senior creditors, the Seller and Lhe Security Agent . " S u b s c ri b e r " means Orion Mine Finance Il L . P . , a limited partnership esta b l i shed in accordance with the laws of B e rmuda whose reg i st e red office i s at 22 V i c toria Str e e t , Cano n 's Court, Hamilton, HM l 2 , Bermuda . " S u b s c ri p t ion A g r e e m e n t " means the subscription agreement dated on o r about the date hereof betwee n , inter alio s , Blyvoor Resources and the Subscriber pursuant to which Blyvoor R e s o urces agreed to issu e , and the Subscriber agreed to subscribe for, the number of c o mmon s hares of Blyvoor Resou r ce s . 1 6 PrQJtttr/OlllOIO - OOOl.lllAl )ISYXK SYXK(U)NU9750) L_LIV E _ EMEA 1 c 39&9 1 6S S l4 ( " T ax R e tur n s " means all return s , declaral ion s , repo 1 t s , estimates, information rehu - ns and statements required to be f i l ed w i lh a n y Governmental Body i n respect of any Taxe s , including any scheduJe or attachment thereto or amendment thereof . " Ta x at i o n A u t h o r i ty" means any goven m 1 ental or ot h e r authority, incl uding any Governmental Bod y , competent t o impose Tax in any jurisdiction . " T a xe s " means and includes all forms of taxation actually impose d , collected or assessed by, or payable to any Taxation Authority having jur i sdiction over a Seller Group Member (regardless of whether such is d i r ectly or prim a r i l y chargea b l e aga i n st or attri b u ta b l e to any S e l l e r Gro u p Member, and r egardless of whether any S e l l er Group Member ha s , or may have any right of reimbu r s e ment ) and s h a ll include statutory and governmental taxe s , charges, i mpost s , dut y , cont r i butions and levie s , withholdings and deduction s , whenever imposed and all rela t e d penalties, charges, co s t s and interest whel h e r by way of assessment or otherwise and " T ax" s h a ll have a c o r respond i ng mean in g . " Taili n gs" means the materials l eft over after the p rimary pro c ess of s e parating the valuable fraction from the unecono m i c a l fr a c tion of ore and excludes waste rock or other material that overlies an ore o r mineral body and is d i splaced during mining without being process e d . ( " T a ili n gs A c c ess A g r e e m e n t " means the agreement to be entered into by the Seller and B lyvoor Operat io n s to provi d e the S e ller with acc e ss t o , and use of, the Tailings Facilities for t he purpose of depositing Tailings resu l ting from lhe Mine . " T aili n gs Direct A g r e e ment ( s)" means t h e agreement (s) to be entered into between the Purchaser, the Selle r , the Purchaser ( as defi n e d in the Stream Agreement), th e Seller ( as defined in the Stream Agreement), the Subscriber and Blyvoor Opera t i ons in connection with the Tai l ings Fa c i l ities and the Tailings Access Agreement granting certa i n t'i g h ts to the P urchas e r , the S e l l er, the P ur c h aser ( as d efined in the Stream Agreement ) , the Seller ( as d e fin e d in the Stream Agreement) and the Subscriber ( and providi n g f o r c ertain other matte r s) on tenns ac c eptable to the P urch a s e r , the Purchaser ( as defined in the Stream Agreem e n t) and the Subscriber . " T a ili n gs Faciliti e s " means the Tailings disposal faciJities owned by Blyvoor Operations which will be used for deposition of Tailin g s from the Min e , which are a facility known as Facility No . 6 , situa t e d within the immovable prop e 1 ty known as Remaining Extent of Portion 1 of the farm Blyvooruitzicht 1 16 I Q, measuring 500 , 4945 he c t a r es, s i tuated i n the M erafong City Local Munic i pa l i ty, Gaut e n g P rovince, or s u ch other Tailings d isposal faciJ ities as the Sell e r and the Purchas e r may agree from time to time, and all related infr a s tructure and equipment .

- 17 - " Technical Repor t " means the technical repott titled ' 'An Independent National Instru m ent 43 - 10 l Technical Repmt on t h e Blyvoor Gold Min e , South Afric a " with an effective date of l June 2018 prepared for the Seller by D van Heerden, Directo r , Minxcon ( Pty ) Ltd . " Term" mea n s the period of time durin g which th i s Agree n 1 ent is in effect as described in Section 5 . l . " Territor y " means the territory of the Republic of South Africa and includes the territorial waters, the contiguous zone and the continental sh e l f referred to r e s pectively in sections 4 , 5 and 8 of the Maritime Zones Act, 1 9 94 ( Act No . 15 of 1 994 ) as defined in section 1 (1) of the VAT Act . " T hird Part y " has t h e meaning given to it in Section 15 . l ( a )( i) . 17 Projec t s/ 0 3 3 0 10 - 0 0 0WIA D /SY X K SY; \ ' . K ( LDNL 3 9 7 5 0) L _ LIV E _ EME A l : 39X?36SSv l 4 ( " T r a n sf e r " means to, directly or indirectl y , sell , transfe r , as s ig n , conve y , dispose or otherwise grant a righ t , title or interest ( including ex p ropriation or other transfer requ ired or imp o sed by law or any Governmental Body ), whether voluntary or involuntary . "U s ufr u ct and S e r v itude Propertie s " means the immovable propertie s , or portions of su c h inunovable prope 1 ties, l i sted in Schedule B , over which Blyvoor Operations an d / or the Seller holds and has been granted usufruct r i g hts or ser v itud e s for road access or services by the registered owner of such imm o v ab l e prope 1 ties . " Utility C o mmit m e nt ' ' means any water service commitments and agreement s , transm i ssion or electrical service commitments and agreements and other u tility conunitments and agreements including commitments or agreements to construct or provide the infr a struct u re, rights of way and easements necessary to provide the aforementioned u t il i ty s e r v ic es . " V A T " means any value added or ad valorem tax . "V A T Act" means the value added tax act No . 89 of 1991 of the Republic of South Africa . 1 . 2 Ce rtain Rules of J nterpretation Except as may be otherwise spec i fically provided i n this A g r eeme n t and l mless the context otherwise requires : ( ( a ) the terms "Agreement " , " t h i s Agreement " , " the Agreement " , " hereto " , "hereof ' , " herei n " , "hereb y " , " hereunde r " and similar expressions refer to this Agreement in its e 11 t irety and not to any particular provision hereof . (b) References to an " A 1 ticle " , " Section" or " Sc h edul e " followed by a number or letter refer to t h e specified Article or Section of or Schedule to this Agreement. ( c ) Headings of Articles and Sections are inse,ted for convenience of reference o n l y and sh a ll not affect the construction or interpretation of t his Agreement. (d) Refe r ences to a Pa1ty in th i s Agreement mean the Patty or its successors or permit t e d assigns. ( e ) Where the word "in c ludin g" or " include s " is used in this Agreement, it m eans " in c l u ding without limita t i on" or " includes without limitation " .

- 1 8 - 18 Prnjec 1 s / 0 8 JOI0 · 00024/IA O / SYXK SYXK(LDN L J ? 7SO) L _ LIVE _ EMEA I ; 398 ? 8 6S S , · 14 ( t ) The language used in this Agreement is the language chosen by the Pa1iies to express their mutual intent, and no rule of strict construction shall be applied against any Party. (g) Words impoiiing the singular include tbe plural and vice versa and words impo 1 1 ing gend e r include all genders. (h) A reference to an agreement includes all schedules, exhibits and other appendices attached thereto and shall include all subsequent amendments and other modifications thereto, but on ly to the extent such amendments and other modifications are not prohibited by the terms of this Agreement . ( i ) A r e ference to a statute includes all regulati ons made pursuant to and rules promulgated under such statute and, unless otherwise specifie d , any reference to a statute or regulation includes the provisions of any statute or r e g u lation which amends, supplements or supersedes any such statute or any such regulation from time to time . ( G) T ime is of the essence in the performance of the P a 1 1 ies' r espective obligations under this Agreement. (k) In this Agreement a period of days shall be deemed to begin on the f i r st day after the event which began the period and to e nd at 5 : 00 p . m . ( New York City time) on the last d a y of the period . Whenever any payment is required to be made, action is required to be taken or period of time to exp i r e on a day other than a Business Day, such payment shall be made, action shall be taken or period shall expire on the next following Busi n ess Day . ( I ) Unless specified otherwise in this Agreement, all statements or references to dollar amounts or $ amounts in t h i s Agreement are to United States dollars. ( m ) R eferences to an " ounce" are to a troy ounce ( being equal to 31 .1034768 grams). (n) R efe r ences in this Agreement to an ob l igation of a Seller Group Member to do or not do anything include an obligation on the Seller to procure that such Sell e r Group Member does or does not do such thing (as applicable) . ( o) A S e ller Event of Default will be "continuing" until such time that it is waived by the Purch a ser . An event which with notice, determination or lapse of time or any of them would become a Seller Event of D efault will be "continuing" until such time that it is waived by the P urchaser or remedied to the satisfaction of the Purchase r . ( p) The terms of this Agreement having been negotiated, the rule of construction that provisions are to be construed ag a inst the patty drafting an agreement or patt of an agreement or on whose behalf an agreement or patt of an agreement was drafted shall n o t apply to this Agreement . 1.3 Currency and Manner of Payment All payments made by the Parties to each other under this Agreement shall be made in such currency in immediately available funds by means of electronic transfer to the account designated by the recipient Party in writing from time to time . 1.4 Time of Essence

- 19 - Time shall be of the essence of this Agreement. 1 9 Prnjc<ls/1 )83010 000WIA D / SYXK SVX K { LDNL397 ; oJ L _ LIV E _ EMEAl : 39&98GS S, 1 4 2 . PURCHASE, SALE AND DELIVERY 2.1 Purchase and S a l e of Ref i n ed G o l d (a) Subject to and in accordance with the te 11 ns and conditions of this Agreemen t , the S e ller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Selle r , in respect of each Outtur n , an amount equal to 100 % minus the Applicable Stream Percentage of Refined Gold, free and clear of all Encumbrances, until the Aggregate Gold Quantity has been Delivered to the Purchaser under this Agreement . (b) The amount of Refined Gold to be delivered by the Seller to the Purchaser under this Agreement shall be measured by the amount of Refined Gold which the Seller (or a Seller Group Member ) is enti t l ed to have credited to it in each Outtur n . ( ( c ) The Purchaser shall not be responsible for any processing, refining, treatment or other charges, penalties, insuranc e , deduction s , transportation, settlemen t , financing, price participation charges or oth e r charges, penalties, deductions, set - offs, Taxes or expenses pe 1 1 ain i ng to and/or in respect of the Refined Gold sold and del i vered to it hereunder relating to the period prior to and inc l u d i ng the transfer of title to such Refined Gold, all of which shall be fo . 1 · the account of the Seller . (d) If an Insolvency Event occurs in re . Jation to the Purchaser then to the extent permitted by Applicab l e Law the Seller may suspend performance of its obli g ations under t h i s Agreemen t , and sell to a third party any Refined Gold not delivered to the Purchaser under this Agreement during such suspension, while such Insolvency Event is continuing . 2.2 Pr o d u c t S p e c i fi c atio n s (a) T he Refined Gold to be purchased by and delivered to the Purchaser hereunder shall conform in all respects with the Good D e l ivery Spe c i fications and the Purchaser shall not be r equired t o purchase any Refined Gold that does not meet such specification s . ( (b) If the LBMA ceases to exist or ceases to publish rules for the good de l i very of gold or such rules should no longer be internat i onally recognized as the basis for good deliv e 1 y of gold, upon the request of either of them, the Seller and the P urchaser shall promptly meet to agree on a new basis for determi n i ng good delivery o f Refined Gold under this Agreement . Until a replacement set of r u l es is mutually agreed by the Seller and the Purchaser, deliveries of Refined Gold by the Seller to the Purchaser under this Agreement sh a ll conform to the l ast set of rules for good delivery in effect under this Agreement immediately prior to the ti n 1 e such rules ceased to be published or recognized . ( c ) The Refined GoJd delivered by the Seller to the Purchaser pursuant to this Agreement need not come from gold physically produced at the Project. 2.3 D e li v ery Obl i gat i on s ( a ) The S e ller shall sell and deliver the Refined Go l d refened to in Sec t i on 2 . 1 to the Purchaser by credit t o its P ool Account located as provided in Sections 2 . 3 (b) . De l i very of the Refined Gold by the S e l l er to t he Purchaser shall be deemed to have been made at

- 20 - the time and on the date such Refined G o .Id is cred ited to its Pool Account or i s delivered as otherwise directed by the Purcha s er (the " Delivet'y Tim e " on the " Delivery Dat e " ). 2 0 Projec 1 s / OkJOl 0 - 00024nA O / SYXK SYXK ( LDNL 3 9750) L_LIVE_E M E A l : 398936 ; ; . - 14 (b) The Seller shall direct the Refinery to deliver the Refined Gold referred to in Sect i on 2 . l directly to the Purchaser by credit to i ts P o ol Account on the day of each Outtum in accordance with Section 2 . 3 (a) . ( c ) The Seller shall use commercially reasonable endeavours to ensure that all contractual or other arrangements entered into with the Refi nery shall contain provisions imp l ementing the terms and conditions of de l ivery of the Refined Gold to the Purchaser set forth in this Sect i on 2 . 3 and shall procure the written undertaking of the Refinery contractually binding the Refinety t o performance in accordance with this Section 2 . 3 , such undetiaking to be in form and substance acceptable to the Pu r chaser . The Seller shall promptly notify the Pu rchaser in writing of any dispute with the R efinery in respect of a material matter arising out of or in connection with the processing of Minerals into Refined Gold and shall provide the Purchaser with timely updates of the status of any such d i spute and the final decision and award of the court or arbitration panel with respect to such dispute, as the case may be . T h e S e J l er acknowledges its pri . ma 1 y obligation to deliver the Refined Gold to the Purchaser pursuant to this Agreement and that no undetiaking by the Refinery shall relieve the Seller of that obligation . ( (d) AJI costs and expenses p e 1taining to each delive1y of Refined Gold to the Purch a s e r shall be borne by the Seller. (e) Pati i es acknowledge that any d e livery of the Refi n ed Gold shall in all instances occur outside the Territory and agree for the avoidance of doubt that the costs of such deliv e 1 y sh a ll be for the Seller's account . 2.4 Passing of Title Title to and risk of loss of or damage to Refined Gold shall pass from the Seller to the Purchaser upon Delive r y of su c h Refined Gold . The Seller represents and warrants to and covenants with the Purchaser that : ( ( a ) immediately prior to each Delivery Time it will be the sole legal and beneficial owner of the Refined Gold credited to the Pool Account; (b) immediately prior to each Delive1y Time it will have good, valid and marketable title to such Refined Gold; and ( c ) that at each Delivery Time such R efined Gold will be free and clear of all Encumbrances. 2.5 Documentation ( a ) Prompt l y , and in any event no Later than 24 hours, after each shipment of Minerals by the Seller to the Refine 1 y, the Seller shall send the Purchaser, initially by email (at logistics@orionrp . com or such other email address(es) designated by the Purchaser in writing from time to time) notice of su c h shipment, including the date of shipmen t and the weight and fineness ( if estimated) of the dore bars, other beneficiated gold suitable f o r deliv e 1 y to a R efin e r y for processing into Refined Go l d or gold bearing concentr a te so shipped .

- 21 - 21 P r ojec<s/083 0 1 0 · 0002 flAD/SYXK SYXK(lDNLJ9750 ) L_LIV E _ EMEA l : 39898655vl4 (b) Promptl y , and in any event no later than 24 hours, after receipt thereof by the Seller, the Seller shall send tbe Purchaser, by email (at logistics@orionrp . com or such other email address(es) d e signated by the Purchaser in writing from time to time ) , a copy or noti c e of, as applica b l e, al 1 documents and information received from the Refinery related to the processing of Minerals shipped to the Refi n ery, includ ing any rejection of Minerals, the expected date of the Outtur o , final sampling/assay inf o 1 mation, umpire reports ( if any), invoices and other settlement documents, unless the sharing of such infonnation or documentation i s restricted by applicab l e co n f i dentiality restrictions or Applicable Laws, and then only to the extent of such restriction . ( c ) T h e Seller shall notify the Purchaser in writing by email (at logistics@orionrp . com or such other ema i l address(es) designated by the Purchaser in writing from time to time ) , at least two Business Days prior to each Outturn, of the Delivery Dat e , the number of ounces of Refined Gold to be sold to and credited to the Purchaser pursuant to this Agr e ement on the Delivery Date . ( (d) On the da t e of each Outtur n , the Seller sh a ll d e l iver an invoice to the Purchaser that shall include: ( i ) a calculation of the number of ounces of Refined Gold sold and delivered to the Purchaser; ( i i ) the Del ivery Date and Delivery Time; and ( iii ) such other information as may be reasonably requested by the Purch a ser to allow it to ve r i fy all aspects of the delivery of Refined Gold reflected in such invoice. 3. PRICING AND PAYMENT 3.1 Payment ( a ) T he purchase price (the " G o l d Purchase Pric e ") payable by the Purchaser to the Seller for each ounce of Refined Gold Delive r e d to the Purchaser hereunder shal 1 be equal to the Purchaser's choice of any one of the following prices (the Purchaser's choice of price further to this Section 3 . 1 ( a ) i s referred to herein as the "Go ld Market Pric e ") : (i) the a.m. LBMA Gold Price in U.S. dollars per ounce quoted by the LBMA on any day during the Quotational P eriod as selected by the Pu r chaser; ( ii ) the p.m. LBMA Gold Price in U.S. dollars per ounce quoted by the LBMA on any day dming the Quotational Period as s e l ected by the Purchaser; and ( iii ) the COMEX ( I st Position) Settlement gold price in U . S . dollars per ounce quoted by COMEX (a division of CME Group, Inc . ) on any day during the Quotational Petiod as selected by the Purchaser . (b) At or before 4 : 00 p . m , (in New York City, New York) on the Payment Date in respect of each Delivety of Refined Gold to the Purchaser hereunde r , the P u rc h aser shall provide the following to the Seller by email (at such ema i l addre s s(es) designated by the Seller in w 1 · iting from time to t i me ) :

( 2 2 Projecls/083010 · 0002'/IAD/SYXK SYX K (LDNl,39750) L _LIV E _ E MEA l : 39898655, 14 ( - 22 - (i) notice of the Gold Market Price chosen by the Purchaser in accordance with Section 3. 1 ( a ) for such RefIBed Gold; ( ii ) a statement detailing t h e calculation of the Gold Purchase Price for such Refined Gold multiplied by the number of ounces of Re f med Gold to be Delivered on the relevant Delivery Date . ( c ) On each Payment Date, the Purchaser shall pay to the Sel l e r the aggregate Gold Purchase Price as noti tied by the Pmch a ser to the Seller pursuant to Section 3 . 1 ( b )(ii) by electron ic transf e r of funds to the account designated by the recipient of such funds . 3 . 2 Replacement Pricing Jf any of the pr i ce quotations used in the determination of the Gold Market Price cease to exist , cease to be pu b l ished or should no longer be internationally recognized as the basis for the settlement of bullion contract s , then, upon the request of either of them , the Purchaser and the Seller shall promptly meet to select a comparable commodity quotation for purposes of this Agreement (which selec t ion shall become effective upon the written agreement of the Seller and Purchaser) . The basic objective of such selection shall be to secure the continuity of fair market pricing of Refined Gold Delivered to the Purch a ser under this Agreement . For greater c e 1 1 a i 11 ty, any such s e lection shall preserve the flexibility of the Quotational Period provided for in this Agreement . 4 . TAXES, TARIFFS AND DUTIES ( a ) All deliveries of Refi n ed Gold and any other payments and transfers of prop e 1 ty of any kind made under this Agreement by or on behalf of the Seller shall be made free and clear and without any present or future deductio n , withholding, charge, levy or imposition for or on account of any Taxes, except as required by Applicable Laws . Subject to Section 4 (d) below, all Tax e s, i f any, as are required by Applicable Laws to be deducted , withheld, charged, levied, collected or imposed on any Person on or with respect to any such deliver y , payment or transfer made by or on behalf of the Seller shall be paid by the Seller by delivering or paying to the Purchase r , in addition to such de l ivery, payment or transfer, such additional delivery, payment or transfer as is necessary to ensure that the net amount received by the Purchaser (net of any such Taxes, including any Taxes required to be deducted, withheld , charged, levied, collected or imposed on any such additional amount) equals the full amount that the Purchaser would have received had no such deduction , withholding, charge, levy, collection or imposition been required . (b) I f the Purchaser becomes liable for any Tax, other than Excl u ded Taxes, imposed on any payments or deliveries under this Agreement , the Seller shall indemnify the Purchaser for such Ta x , and the indemnity payment sh a ll be increased as necessa 1 y so that, after the imposition of any Tax on the indemnity payment (including Tax in respe c t of any such increase in the indemnity payment), the Purchaser shall receive the full amount of Taxes for which it is liab l e and are due and payable . If reasonably requested by the Seller, the Purchaser will use reasonable effo 1 1 s to dispute the imposition or assertion of such Taxes by the relevant Governmental Body, all at the Seller ' s expense . A certificate as to the amount of such payment or l iability de l ivered to the Seller by the Purchaser shall be conclusive absent manifest error .

( 23 Projects/083010 0002 - I/IAD/SYXK SVXK(LDNL3 9 7 $ 0) L_LIV E _ EMEA l : 3 9 8986S S \ ' l4 ( - 23 • (c) If the Purchaser determ ines, in its sole discretion, th a t it has received a refund of any T axes as to which it has b e en indemnified by the Seller or with respect to which the S e 11 er has paid additional amounts pursuant to this Article 4 or that, because of the payment of such Taxes, jt has benefited from a reduction in Excluded Taxes otherwise payable by it, it shaU pay to the S e l l er an amount equal to such refund or reduction (but only to the extent of indemnity payments mad e , or additional amounts p a i d , by the Seller under this Article 4 with respect to the Taxes giving rise to such refund or reduction), net of all out - of - pocket expenses of the Pu r chaser and without interest ( other than any net after - T a x interest paid by the relevant Governmental Body with respect to such refund ) . The Seller, upon the request of the Purchaser , agrees to repay the amount paid over to the Seller ( plus any penalties, interest or other charges imposed by the relevant Govermnental Body ) to the Purchaser if the Purch a ser is required to repay such refund or reduction to such Governmental Body . This Section 4 (c) shall not be construed to require the Pu r chaser to make available its T ax Returns ( or any other information relating to its Taxes that it deems confidential) to the Seller or any other Person, to arrange its affairs in any particular maLmer or to claim any available refund or reduc t ion . (d) Notwithstanding Sections 4 ( a ) and 4 (b), the Seller shall not be responsible for any Excluded Taxes ( as defined below ) imposed or collected by any jurisdiction in respect of deliveries of Refined Gold or payments and transfers of property of any kind made by a Seller Group Member pursuant to this Agreement . For these purposes "E x cluded Taxes" means any Taxes ( other than VAT ) that are recoverable by the Purchaser or its as s i gnees by way of input tax credit, refund or rebate and any additional Taxes imposed or collected by a jurisdiction by reason of the Purchaser ( or any assignee of the Purchaser pursuant to Se c tion 1 1 . 1 , but with respect only to the interest of such ass i gne e ) being incorporated or resident in that j u risd i ction, carrying on business in, or having a permanent establ islunent o r a connection in that jurisdiction or participating in a transaction separate from this Agreement in that jurisdict io n , in each case determined by app l ication of the l aws of that jurisdiction, other than by r eason of purchasing Refined Gold under this Agreement, receiving payments or deliveries under this Agreement in that jurisdiction, making payments under this Agreemen t , or enfor c ing rights under this Agreement and in all cases " Excluded Taxe s " does not include VAT or other value added taxes . ( e ) The Patties agree to reasonab ly cooperate to ( i ) ensure that no more T a xes, duties or other charges are payable other than as required under Applicable Law and ( ii ) obtain a refund or credit of any T a xes which have been overpaid . 5 . 1 T e rm Unless otherwise terminated in accordance with this Section 5 , the rights and obligations of the Patties under this Agreement shall begin on the date of this Agreement and end upon Delivery by the Seller to the Purchaser o f , and final payment by the Pu r c haser for, the Aggregate Gold Quantity in accordance with this Agreement . 5. TERM AND TERMINATION

- 24 - 24 Projce 1 s / Ok30 I C ) . { 1 0()2 /lADI S YXK SYXK(LDNLl? 7 50) l - _LIVE _ EMEAl : 39898GSS , · 14 5 . 2 Purchaser ' s Right to Terminate The Purchaser shall have the r i ght, by written notice to the Seller, to terminate this Agreement prior to the end of the Term if: ( a ) any Seller Group Member or Blyvoor Operations (for as long as it owns the Ta i l i n gs Facilities ) is affected by an Insolvency Event; or (b) any Sell e r Group Member or Blyvoor Operations (for as long as it owns t h e T a ilings Facilities) fails to make any payments to any person ( s), when such payments are due and payable, having an aggregate amount in excess of $ 2 , 000 , 000 , and any applicable grace period in relation thereto has exp . ired ; or ( c ) the Seller is in default of its material obligations under this Agreement, which defau l t , if capable of cur e , has not been cured t o the sa t isfaction of t h e Purc h aser, acting reasonably, within a period of 30 days of a written demand made in respect thereof by t he Purchaser ; or ( (d) any representation or warranty made by the Seller under or in connect i on with this Agreement i s , in any material res p ect, incorrect or incompl ete, which inco n · ectness or incompleteness, if capable of cure, has not been cured to the satisfaction of the Purchase r , acting reaso 11 ably, within a period of 30 days of a written demand made in respect thereof by the Purch a ser ; or ( e ) an event of default ( however defined ) under the Stream Agreement ( in the form in effect at the date of this Agreement ) or the Credit Agreement has occurred and is continuing and a party entitled as a result of su c h event of default to terminate such agreement and/or demand payment or repayment of any amounts due has e xercised any such right(s) ; or (f) the Seller or a Seller Group M embe r , or any office r , employee or repr e sentat i ve of any of t h em, is ch a r ged with breaching any Pro j ect Authorization, Anti - Money Laundering Law s , any Auti - Corruption Law s or any Sanctions ; or ( (g) any: ( i ) foreign exchange law or de facto law or rule, currency control or export restrictions are amended, enacted or i n trodu c ed in the R e p ublic of South Af r i c a that has the effe c t of prohibiting, or restricting or delaying in any materia l respect any payment that any Seller Group Member i s required to make in accordance with the terms of this Agreement or the ability of any Sell . er Group Member or the Purchaser to conv e 1 t, transfer or repatriate cash outside the Republic of South Africa ; or (i i ) Exchange Control approval or approval un d er Exchange Control R egulations required for or in connection with the performance of any obligations under this Agreement is cancelled, withdrawn, forfeited or revoked or any other action having similar effect is take n , each such event or circumstance, a " S e ller Event of Defaul t ". 5 . 3 S e ller's Right to Terminate

• 25 - T h e Seller shall have the right, by written notice to the Pu r chaser, to terminate this Agreement prior to the end of the Term if: 25 ProjcclSIO )OIO · OOOWIAD/SYXK SVXK(LONL3 9 750) L _ LIVE_EMEAl : 398986S5vl4 ( a ) an Insolvency Event occurs in relation to the Purchaser , provided that such termination right will only arise if the S e ller is neither permitted by Applicable Law to suspend performance of its obligations under this Agreement nor to set - off deliveries of Refined Gold ag a i n st s ums due from the Pu r chaser under this Agreement while such Insolvency Event is cont i nui n g ; or (b) t h e Purchaser fails to make payments of amounts due in ac c ord a n c e with Section 3 , which default has not been cured to the satisfaction of the Seller, acting reasonably , wit h in a period of 30 days of a wri tten demand made in respect thereof by the Seller ; provided that if the Purchaser has paid any undisputed amounts due then any day during which the Purchaser is in good faith disputing a payment J 1 ereunder shall not count toward such 30 - day period ; or ( ( c ) the Purchaser i s, in any material respect, in default of its obligations under this Agreement ( other than Section 3 ), which default, if capable of cure, has not been cured to the satisfac t ion of the Selle r , acting reasonably , within a period of 30 days of a written demand made in respect thereof by Seller . 5 . 4 Effect of Te rminat i o n (a) I f this Agreement is terminated under this Section 5 , then all rights and obligations under this Agreement shall terminate other than in connection with any antecedent breach . Notwithstanding the foregoing, Articles I and 5 (to the extent applicable to surviving provisions ) , 3 (in respect of Refined Gold already D elivered ), 4 , Section 6 . 2 (in r espect of t h e period prior to termination of this Agreement ), 9 , 1 3 , 1 4 , 15 a n d 16 shall survive termination of this Agreement . ( l ) demand and promptly recei v e all amounts and deliveries owing by the Seller to the Purcha s e r ; (b) I f this Agreement is terminated by the Purchase r , the Purchaser shall have the right, upon written notice to the Seller, at its option and in addition to and not in substituti o n for any other remedies available to it hereunder or at law or equity, to take any or all of the following actions : 2) if t h e event giving rise to the right to t e rminate arises in connection with (x) a fai l ure to D eliver Refined Gold further to Section 2 , or (y) a failure to comply with Anti Corruption L aws, Ant i - Co 1 TUption Policy or Anti - Money Laun d ering Laws, or ( z ) an I nsolvency Even t , and without limiting Section 5 . 4 (b)(I ) , demand and promptly be paid an amount equal to : a. the Aggregate Gold Quantity LESS t he number of ounces of Refined Go l d delivered to the Purcha s e r fu 1 iher to Section 2.3(a); MULTIPLIED BY b. $ 1 8 , and (without doub l e - coun t ing) all damages and losses suffered or incun - ed as a result of the occu r rence of any Seller Event of Default a n d terminat i . on; and

( 2 6 Projee1slo8l010 - 000 ! 4flAD/SYXK SYXK( LDNL397SU ) L _ UV E _ EME A t ; 39898GS5' - I ( - 26 - 3 ) demand and promptly receive all the Purchaser's co s ts of enforcing its rights in connection with such Seller Eve 1 1 t of Default and taking any of the actions under or in cotmection with this Section 5 . 4 (b) . ( c ) The Parties hereby acknowledge and agree that (i) the Purchaser will be damaged by a Seller Event of D efault ; ( ii ) i t would be impracti c able or extremely difficult to fix the actual damages r e sul t ing from a Seller Event of Default ; ( iii ) any sums payable in accordance with Section 5 . 4 (b) with respect to a Seller Event of Default are in the nature of l iquida t ed damages, not a penalty, and are fair and reasonable ; and ( iv ) all amounts payab l e by the Seller in accordance with Section 5 . 4 (b) are agreed by both Parties to be fair and reasonable and to be within proportion to the legitimate interests of the Purchaser having regard to the uatm · e of the obligations that ate to be performed by the Seller in accordance with this Agreement . (d) I f the Seller terminates this Agr e ement further to Section 5 . 3 then the Seller shall be entitled to payment of amounts due but unpaid from the Purchaser under this Agreement and i t s re a sonable and demonstrated costs of recovering such amounts . 6 . REPORTING; BOOKS AND RECORDS; INSPECTIONS 6 . 1 Production St a rt Date a nd Annual F o recas t s (a) At least 45 days prior to the anticipated date of the first production of Minerals containing gold suitable for shipment to a Refinery or for shipment to a Smelter for processing into a form of gold suitable for shipment to a R e finery (the " P roduction Start Da t e " ), the Seller shall send the Purchaser by email (at logistics@orionrp . com or such other email address ( es ) designated by the Purchaser in writing from time to time) a notice of the Production Statt Dat e , and a production forecast of the quantity of Minerals containing gold to be produ c ed from the Project for the remainder of the then current calendar year . (b) Commencing after the Production Start Date, the Seller shall deliver to the Purchaser on or before December 15 of each calendar year an Annual Operations Repott in respect of the then c ur r ent year . 6 . 2 Production and Operation Reports ( a ) On or before the 15 th Business Day after the end of each calendar month until the Completion Date, the Seller shall provide to the Purchaser a Monthly Construction Report . On or before the 1 5 1 11 Business Day after the end of each fiscal qua 1 ter commencing from the first s h ipment of Minerals to a Refine,y until the end of t h e Ter m , the Seller shall provi d e to the Purch a s e r a Qua , terly Operation and Production Repott in respect of each relevant f i scal quarter . (b) On or before February 28 of each calendar year during the T e 1 m, the Seller shall provide to the Purch a s e r an Annual Compliance Cettificate in respect of the inunediately preceding calendar year . ( c ) Commencing after the Production Statt Dat e , on or before December 15 of each calendar year during the Term, the Seller shall provide to the Purch a ser an A 1 mual Forecast Repott in respect of the upcoming calendar year .

- 27 - 27 Projtcl S /0 83010 - 0 0 0 2 /IA D /SV X K SYXK( LDNLl!/750) L_LIVE_EMEAl:39898655, • 14 6 . 3 Financia l Reports (a) On or before the 45 th day after the end of each of the Seller's firs t , second and third fiscal quarters, the Seller shall provide to t h e Purch a ser a copy of the Seller's qua 1 terly unaudited consolidated financi a l statements for such quarter . (b) On or before the 90 th day after the end of each of the Selle r 's fiscal years, the Seller shall provide to the Purchaser a copy of the Seller's audited annual consolidated financial statements for such year . 6 . 4 Other Notices The Seller shall deliver to the Purchaser: ( (a) promptly after the Seller h a s knowledge or becomes aware thereof, written notice of all action s , suits and proceedings before any Governmental Body or arbitrator, pending or tl u · eatened, against or directly affecting the Project, including any action s , suits, claims, notices of violation, . hearing s , inv e stiga t ions or proceedings with respect to the ownership, use, maintenance and operation of the Projec t , including those relati n g to environmental laws ; (b) promptly after the Seller has knowledge or becomes aware thereof, written notice of any other condition or event which has r e s u lted, or that could reasonably be expected to result, in a Material Adverse Effect ; and ( c ) such other statements, accounts, budge t s , forecast s , projections, reports or other information respecting the Project as the Purchaser may from time to time reasonably request . 6 . 5 Books a nd Records; Audits (a) The Seller and each Seller Group Member shall keep tru e , complete and accurate books and records of all of their respective operations and activities with respect to the Project and the Project Pro p e 1 ty, including the mining, treatment, processing, refining, ttansportation and sale of Minerals . ( (b) The Seller and each Seller Group Member shall permit the Purch a ser and its authorized representatives and agents to perform audits or other reviews and examinations of their books and records and other information relevant to the production, delivery and de t e rmination of Refined Gold under this Agreement and compliance with this Agreement from time to time at reasonable times at the Purchaser's sole risk and expe n se and not less than three B u s i n ess Days' notice, provided that the Purc h aser and its authorized representatives and agents will not exer c ise such rights more often than once during any calendar year absent a material deficiency identified during a previo u s audit or review, in which case such rights may be exercised at such periods as may be re a sonably determined by the Purchaser ( and in any event at l east once during any calendar quarter) until no material deficiencies are identified during four consecutive audits or reviews, at which point the Purchaser will once again be lim i ted to exerci s i n g such rights once per calendar year . The Pu r chas e r shall use its commercially reasonable eff o 1 ts to diligently complete any audit or other examination permitted hereunder .

- 28 - 2 8 Projec1 , 1 08JOI 0 - 0 0 1J 2 /IA D / SYXK SYXK().DNU97SO) L_LIV E _ EME A I : 39S986SS , · 14 6.6 Inspectio n s Upon no less than ten Business Day s ' notice to the Seller and subject at all times to the workplace rules and super v ision of the Seller, the Seller shall grant, or cause to be granted, to the P u rchaser and their representatives and agent s , at reasona b le times and at the Purchaser's sole risk and expense, the right to access the Project Real Property, the Process Plant and other facilities of the Project, in each case to monitor the m inin g , processing and infrastructure operations relating to the Project and comp l i a n c e with this Agreement . The Purchaser shall use its commercially reasonable effo 1 ts to not interfere with development, mining or processing work conducted on the Project Real Property . The Purchaser agrees to indemnify and save the Seller and its respective directors, officers, employees and agents harml e ss from and against any and all losses suffered or incurred by any of them as a result of the actions of the Purchaser or its representatives or agents during any such visit except to the extent that such losses arise from the gross negligence or willful misconduct of such indemnified persons . ( 7 . 7 .1 MANAGEMENT OF OPERATIONS Performance of Mi n i n g Operations ( a ) Subject to the provisions of this Section 7 , all decisions regarding the Projec t , including c o ncerni n g (i) the methods, the extent, times, procedures and techniques of any construction, development and mining related to the Project or any portion thereof, and ( ii) any decisions to operate or continue to operate the Project or any portion thereof, including w ith respect to closure and care and maintenance, shall be made by the Seller in its sole discretion . (b) The Seller shall ensure that a ll construction, deve l opment and mining operations and other a c tivities in respect of the Project Prop e 1 ty will be performed in a commer c fally reasonable manner in compliance with Applicable Laws, Equator Principles, the IFC Standard s , Licences and Project Authorizations, and in accordance with Good Industry Practice . ( c ) The Seller shall at all times comply with the Anti - Corruption Policy and Anti - Corruption Laws and Anti - Money Laundering Laws and Sanctions, and shall immedi a tely notify the Purchaser upon becoming aware of any breach or suspected breach of the Ant i Corruption Policy or Anti - Corruption Laws or Anti - Money Laundering Laws or Sanctions . ( 7.2 Maintena n ce of Mining Rights ( a ) The Seller shall use all commer c ially reasonable e ffo 1 ts to obtain, as and when required and, preserve and maintain all Licences and P roject Authorizations (including Utility Com m i tments) which are required to permit the Seller to ( i ) own, operate and maintain the Pro j ect in accordance with Applicable Laws, ( ii ) develop, construct and operate the Project as contemplated by the Mine Pla n , ( i i i) commence and carry out the operation of commercial production ; and ( iv ) perform its obligations under this Agreement . (b) The Seller shall use all commercially reasonable and lawful effo 1 ts to maintain and apply for and obtain any and all available renewals and exten s ions of the Project Prope 1 ty, Licence s , Project Authorizations and any and all other necessary rights in respect of the Project (including Utility Commitments) and, other than as expressly permitted by this

- 29 - Agreement, not abandon any of the Project or allow or permjt any of tbe Project Property , Licence s , Project Authorizations or such other necessary rights r efened to above to terminate or la p se . 2 9 P r oje c ls/08 3 0 I 0 · 0 0 0 24/ I A D / SYXK SYXK( LDNL,3 9 7 5 0) L _ LIVE_EMEAl : 398 9 8GSSvl4 7 . 3 P r o c essing and Sale of M in er a l s ( a ) The Seller shaU use all commercially reasonable effo1ts to ensure that: ( i ) all Minerals from the Project are processed in a prompt and timely manner; ( ii ) all processed Minerals containing gold in a quantity and form suitable for shipment to a Refinery are shipped in a prompt and timely manner, from the Process Plant to a Refine 1 y for processing into Refi n e d Gold and other materials ; and ( ( iii ) all processed Minerals not containing gold in a quantity and form suitable for shipment to a Refin e 1 y are shipped in a prompt and timely maimer to a Smelter for toll processing into <lore or other beneficiated form of gold s uitable for delivery to a Refinery for processing into Refin e d Gold and then shipped in a prompt and time l y manner to a Refine 1 y for processing into Ref i n ed Gold and other materials . (b) The Seller shall not: ( i ) sell unprocessed Miner a l s mined from the Project Real Propert y ; ( ii ) process Minerals mined from the Project Real Prop e 1 ty other than through the Proc e ss P l ant in order to produce dore or gold bearing concentrate. ( iii ) sell, sh i p or de l iv e r processed Minerals processed through the Process Plant and containing gold to any P erson other than the s h i pment of such Minerals: (A) in the case of <lore or other beneficiated form of gold suitable for delivery to a Refinery for proc e ssing into R efin e d Gol d , to a Refin e 1 y for processing into Refined Gold ; or \ ( B ) i n the case of g o l d bearing concentrate, either (i) to a Refinery for processing into R e fined Gol d , or ( ii ) to a Smelter for toll processing into dore o r other beneficiated form of gold suitable for delivery to a Refinery for processing into Refined Gold, provided that, in any event, as a condi t i o n to any such activities, the Seller shall ensure that such activities do not in any way adversely impact on the quantity or rate of delive 1 y of Refined Gold that would otherwise have been Delivered to the Purchaser under this Agreement . ( c ) The Seller may sell, ship or deliver any Other Minerals to any Person provided that such s a l e , shipment or delivery does not and could not reasonably be expected to have a material adverse impact on the quantity or rate of d e 1 ive 1 y of Refined Gold that would otherwise have been De l i v e r ed to the Purchaser under this Agreement .

( 30 Pt0je<1s/08JO I O · Ol l 02 /IA D / SYXK SVXK(LDNL397 5 0) L _ UV E _ EMEA l : 39898 6 5 5 , · I ( - 30 - (d) By the date of the first production of Minerals after the date of this Agreement the Seller shall have obtaine d , or procured the obtaining of, such L icences as are required for the Seller to Deliver, or procure the Delivery of, Refined Gold in accordance with Article 2 . After the date of the first production of Minerals after the date of this Agreement the Seller shall maintain, renew and comply with, or procure the maintenance and renewaJ of and compliance with, such L i cences . 7 . 4 Co m m i n g li n g The Seller shall not process Other Minerals through the Process Plant in priority to or in place of, or commingle Other Minerals with, Minerals which are or can be mine d , produced, extracted or otherwise recovered from the Project Real Property, unless : (i) the Seller has adopted and employs reasonab l e practices and procedures for weighing, determining moisture content, sampling and assa y i ng and determining recovery factors ( a " C omm i n g li n g P l a n "), such Commingling Plan to ensure the division of Other Minerals and Minerals for the purposes of determi n i ng the quantum of the Refined Gold to be delivered hereunder ; ( ii ) the Purchaser shall not be disadvantaged as a result of the processing of Other Minerals in place of, in priority to, or concurrently with, Minerals ; ( ii i ) the Purchaser has approved the Commingling Plan and any changes to such plan which may be proposed from t i me to time ; ( iv ) the Seller keeps all books, records, data and samples required by the Commingling P l an and makes such book s , records, data and samples available to the Purchaser in accordance with Section 6 . 5 ; and (v) the Seller shall h ave provided no t i ce to the Pmchaser of the commencement of commingling at least two (2) Business Days prior to such commencement . The Seller shall compensate the Purchaser for any disadvantage incurred or suffered by the Purchaser if and to the extent that the processing of Minerals mined, produced, extracted or otherwise recovered from the Project Real Property through t h e Process Plant is delayed solely as a result of Other Minerals being processed through the Process Plant . 7 . 5 S t o c kpili n g off P r o p e r ty The Seller may temporarily stockpile, store or place Minerals off the Project Re a l Property provided that the Seller shall at a ll times do or cause to be done all things necessary to ensure that : (a) such Minerals are appropriat e l y identified as to ownership and origin ; (b) such Minerals are secured from loss, thef t , tampering and contamination ; and ( c ) the Purchase r ' s rights in and in relation to the Minerals pursuant to this Agreement shall otherwise be preserved. 7 . 6 I n s u r ance ( a ) The Seller shall ensure that insurance is maintained with reputable independent i nsurance companies with respect to the Project Property and the operations conducted at, on and in respect thereof against such casualt i es and contingenc i es and of such types and in such amounts as i s customary in the case of sim ilar operations in the Repu b l ic of South Af r i ca (and, in the case of the Tailin g s Facil i ties, shal l procure that Blyvoor Operations takes out and maintains such insurances with effect from the fast production of Tailings after the date of this Agreement) . Without limiting the foreg o i ng, such insurance shall include comm e r cial general liability insurance i n such amounts as will, in the P urchaser ' s

- 31 - reasonable judgment, adequately protect the Seller, Blyvoor Operations (in the case of the Tailings Faciliti e s), the Purchaser and the Project Property from any Losses which may reasonably be expected to arise with respect to this Agreement or the Project Property or the Tailings Facilities ( as applicable) and that can be covered by commercial general l iability insurance . 3 1 Pr o jec 1 s / 033010 · 000U/IAD I SYXK SYXK( LDNL39750 ) L _ LIV E _ EMEA l : 398986S5vl4 (b) The Seller shall ensure that each shipment of Minerals is adequately insured in such amounts and with such coverage as is customary in the mining industry, until the time that the Refined Gold processed from such Minerals is Delivered to the Purchaser . ( c ) The Seller shall promptly provide the Purchaser with written notice of any material l o ss or damage suffered to the Project Property , the Project or any Minerals and whether the Seller, Blyvoor Operations or any of their Affiliates plans to ma k e any insurance claim . ( 7 . 7 Maintenance of Ex i st e nce and Property ( a ) Each of the SeJJer Group Members shall at all times do or cause to be done all things necessary to maintain its corporate or other entity existence and to obtain and, once obtained, maintain all Licences necessary to cany on its business and own its assets in each jurisdiction in which it carries on business or in which its assets are located . (b) Each of the S e l l er Group Members shall at all times do or cause to be done all things necessaiy to maintain the Project Pro p e 1 1 y in good standing, including paying or ca u s i ng to be paid all Taxes owing in r espect thereof , performing or causing to be performed all r equired assessment work thereo n , paying or causing to be paid all concessio n , permit and licence maintenanc e s fees in respect thereof, paying or causing to be paid all rents and other payments in respect of leased prop e 1 ties forming a part thereof and otherwise maintaining the Project Prop e 1 1 y in accordance with Applicable Laws . ( c ) Seller shall procure that Blyvoor Operations does not Transfer or permit the Transfer of the Tailings Facili t i e s to any Person other than as permitted pursuant to the Tailings Direct Agreement(s) . The S eller will not Encumber its rights or interest in respect of the Tailings Facilities, or the Tailings deposited at the Tailings Facilities after the date of this Agreement, and will procure that Blyvoor Operations will not Encumber its rights or interest in respect of the Tailings Facilities, or the Tailings deposited at the Tailings Facilities after the date of this Agreement, except in each case for any Encumbrance in favour of the Purchaser ( as defined in the Str e am Agreement) . ( ( d) The Seller shall not amend in any material respect or waive any material provision of or termfoate or a s s ign or give notice of termination or assignment of the Tailings Access Agreement or waive or grant indulgences in r e spect of any material default or material event of default under the Tailings Access A g reement . The Seller shall comply with, and enforce promptly its rights unde r , the Tailings Access Agreement . 8. REPRE S ENTATIO N S AND WARRANTIES 8.1 Repr e se ntations and Warranti e s of the Purchaser T h e Purchaser represents and wa 1 nnts to the Seller as follows and acknowledges that the S e ller is relying upon such representations and warranties in connection with th . e entering into of this Agreement .

• 32 • 32 Projtci s / OMl<llO lO ( l;?,1/IAO/SYXK SVXK{LDNL 3 9 7 S O) L _ LIV E _ EMEAl : 39S9865 5 v l ( a ) The Purchaser is duly organized, vali d l y existing and in good s tan ding under the laws of the jurisd iction of its formation and bas all requisite power and authority to execute and deliver and perform its obligations under this Agreement . (b) The execution and delivery by the Purchaser of, the performance of its obligations under, and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other action of the Purchaser, as applicable, and do not and will not : ( i ) contravene the terms of its constitut i onal documents ; ( ii ) conflict with, result in a breach of, or constitute a default or an event creating rights of accelera t i on, termination, mod i fication or cancellation or a l oss of rights under ( with or without the giving notice or l apse of time or both ), any written or oral contract, agreemen t , licenc e , concession, indenture, mortgage, debenture, note or other instrument to which it is a party, subject or otherwise bound (including with r e spect to its assets) except in eac h case as would not have a material adverse effect on its ability to perform its obligations under this Agreemen t ; or ( ( iii ) violate in any material respect any Applicable Law to which it is s ubject or otherwise bound (including with respect to its assets). (c) This Agreement h a s been duly and validly executed and delivered by the Purchase r , and constitutes a lega l , valid and binding obligation of t h e Purchaser, enforceable against it in accordance with i ts terms, except to the extent enforcement may be affected by Applicable Laws and regulations r e l ating to bankruptcy, reorganization, insolvency and c r editors' rights and by the availability of injunctive relief, specific performance and other equitable remedies . (d) The Purchaser is not required to give any notice to, make any filing with or obtain any authorization, consent, Order or approval of any P erson in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, i n each case, other than as have been obtained or, i f not obtained, would not have a material adverse effect on i t s ability to perform its obligations under t h i s Agreement . ( ( e ) T he Purchaser is not ins o l vent within the meaning of Applicable Law. 8 . 2 Repr e s e ntatio n s and Warranties of the S e l l e r The Seller, jointly and severally, represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is r e l ying upon such representations and warranties in connection with the entering into of this A g r eement . ( a ) The Seller is : ( i ) duly organized, validly existing and in good standing under the l aws of the jurisdiction of i t s formation, and has all requisite power and authority to execute and deliver, and perform i ts obligations under t his Agreement ;

- 33 - 33 Projec 1 s/08 JOI0 · 0002 flAD/SYXK SYJO((LDNL39750) l , _ LIV E _ EMEAl : 39898655 , · I (u) qualified or licensed to do business and is in good standing in eac h jurisdiction in w h i ch the nature of its Business or the nature and location of its assets requires such qualification or licensing ; and ( iii ) has all requisite power and authority to own and lease its assets and cany on its Business. (b) The execution and delivery by the Sel l er of, the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessa 1 y corporate or other action of the Seller, as applicable, and do not and will not : ( i ) contravene the tem , s of the constitutional documents of the Seller ; ( ( ii ) conflict with, result in a breach of, or constitute a default or an event creating rights of acceleration, termination, modification or cancellation or a Joss of rights under ( with or without the giving notice or lapse of time or both ), any written or oral contrac t , agreement, licence, concession, i ndenture, m 0 1 tgage, debenture, note or other in s t rument to which any Seller Group Member is a party, subject or otherwise bound ( including w i th respect to its assets) in each case except as would not have a Material Adverse Effect ; or ( iii ) violate in any material respect any Ap p l i cable Law to which the Seller is subject or otherwise bound ( including with respect to its assets ). ( c ) This Agreement has been duly and validly executed and delivered by the Seller . This Agreement constitutes a leg a l , valid and binding obligation of the Selle r , enforceable against the Seller in accordance with its terms, except to the extent enforcement may be affected by Applicable Laws and regulations relating to bankruptcy, reorganiz a t ion, insolvency and creditors ' rights and by the availability of injunctive relief, specific performance and oth e r equitable remedies . (d) The Seller is not required to give any notice to, make any fil i ng with or obtain any authorization, consent, O r der or approval of any Person in co,rnection with the execution, de l ivery or performance of the obl igations of the Seller under this Agreement or the consummation of the transactions contemplated herein, i n each case, other than as have been obtained or, i f not obtajned, would not have a Material Adverse Effect . ( ( e ) The Seller and Blyvoor Operations are not insolvent within the meaning of Applicable Law. ( t ) All of the Project Prope 1 ty i s owned by the Seller ( other than the Tail ings Facilities and the Usufruct and Servitude Prope 1 ties) and, other than pursuant to any Permitted Encumbrances, no Person other than the Seller has any right, title or interest in or to the Project Prope 1 ty . (g) The Project Real Prope 1 ty owned by the Seller constitutes all the real property interests, nuneral claims, mineral leases and surface interests and rights as are necessary for the development, construc t i on and mining operations of the Project as contemplated to be developed and operated, substantially in accordance with the Mine Plan .

- 34 - 34 L _ UV E _l : MEA l : 3 9 S 9S6SS , 14 P r 0 J « W 0 330 1 0 - 000 2 ,IJJAMYXK SYXKlLDN L l 9 7 S O ) (h) None of the Project ReaJ Property or any Minerals produced therefrom are subject to an option, right of first refusal o r right, tille, interest, reservation, c l aim, ren t , royalty, or payment in the nature of rent or royalty or right capable of becoming an agreement, option, right of first refusal or righ t , title, interes t , reservation, clai m , r en t , royalt y , or payment in the nature of rent or royalty, except further to the Key Transaction Documents and any Permitted Encumbrances . ( i ) Other than pursuant to this Agreemen t , the Stream Agreement and Applicable Law s , there are no restrictions on the ability of the Seller to exploit the Project Real Propert y . 9 . l N DEMN IF l CATION ( The Seller agrees to indemnify and save the Purchaser and its Affiliates and the directors, officers, employees and agents of the foregoing harmless from and against any and all Losses suff e r e d or incurred by any of them as a r esult of, i n respect of, 0 1 · arising as a consequence of the Purcha s er ent e r ing into this Agreement and the matters contem p l ated therein , including : ( a ) any breach or inaccuracy of any representation or warranty of the Sell e r contained i n this A g r eem e nt or in any docu m ent, instru m ent o r agreem e nt deliver ed pursuant h e r eto; (b) any breac h , including br e ach due to non - performanc e , by the Seller of any covenant or agreement to be performed by the Seller contained in this Agreement or in any document, instrument or agreement d e l i vered pu r s u ant hereto ; ( c ) the development or opera t i on of the P roject; (d) t h e phys i cal en v ironmental condition of the P roject and matters of health and safety related th e r eto or any action o r c l a i m brought with r espe c t thereto ( including conditions arising before the date of this Agreement ) , provided that the f o r egoing shall not apply to any Losses to the extent they a r i se primarily f r om the gross n e glig e n ce or wi l lful misconduct of su c h i n d emnified persons. 10. N O T U S E D ( 1 1. TRANSFER RIG HTS 11.1 Transfer R i g h t s of Pu r c h a s er The Purch a s e r may T ransfer, in wh o l e or in part, its righ t s and obligations under th is Agreement to any Person without th e Seller's consent and upon such Transfer and , follo w i ng written notice to the Seller, the Pu r chaser wiU be released from such Transferred obligations under this Agreement . The Seller shall agree in writing with any transferee to be bound by tbis Agreement . The Purch a ser may not make a Transfer u n der this Sec t ion I 1 . 1 to any transferee Pe r s o n who i s a Sancti o ned Person without the prior written consent of t h e Seller ( not to be unreasonably w ithheld or delayed ) . 1 1.2 Transfe 1 · R i g h t s of S e l l er The Seller may not Tra n sf e r , in whole or in part, its rights and obligations under tbis Agreement or all or any material portion ofits interest in the Project, unless:

• 35 • 35 P r o jec1 s f 0&3010 · 0002411A O / SYXK S YXK(LDNL39750 ) L_LTVE_E M E A l : 39898655, 14 ( a ) the Seller shall have provided the Purchaser with at least 30 day s ' prior written notice of the intent to effect such Transfe r , such notice to include a descriptjon of the proposed Transfer and the identity of the proposed transferee Person ( and any other Person that ultimately controls such transferee or control l i n g Person) ; (b) in connecti0 1 1 with the Transfer all of the rights of the Seller under this Agreement shall be Transferred t o , and its obligations h e reunder assumed b y , the transfere e ; ( c ) any transfere e , as a cond ition to completion of the Transfer, shall have first entered into an agreemen t , in form and substance satisfactory to the Ptu - chase r , acting reasonably, to be bound by this Agreement or become so bound by operation of la w ; and (d) after the Transfer ( taking into account any agreements to be entered into in connection with the Tra n s fer ), the Purch a s er shall remain entitled to purchase Refined Gold produced from the Minerals on the same terms and conditions provided in this Agreemen t ; ( ( e ) such transferee Person is not subject to any Sanction s , listed on the US Foreign Corrupt Prnctices Act sanction l i st or any similar sanction list; (f) the Purchaser does not reasonably expect such Transfer to have a Material Adverse Effect (where, in the defini t i o n of " Material Adverse Effect " , references to " Seller Group Members" shall instead refer to the Persons referred to in subsection ( a ), as applicable) ; and (g) the transferee is an Eligible Transferee. 12. NOT USED 1 3 . GOVERNING LAW AND JURISDICTION ( a ) This Agreement and any non - contractual obligations arising from or connected with it shall be governed by E n glish law and th i s Agreement shall be construed in accordance with EngUsh law . \ (b) The United Nations Convention Vienna Convention on Contracts for the International S a l e of Goods shall not apply to this Agreement. 14. DISPU T ES AND ARBITRATION 1 4 . I Ar b itration ( a ) Any disput e , controversy or claim arising out of or in connection with this Agreement including any question r e garding its existence, validity or termination ( a "Disput e ") shall be referred to and finally resolved by arbitration under the LC I A Arbitration Rules of the London Court oflnternational Arbitration ( the " A rb i t r ati o n Rule s ") (w h i ch are deemed to be incorporated by reference into this Section 14 . 1 ) . The number of arbitrators shall be three (3) . The claimant shall nominate one (1) arbitrator for appointment by the LCIA Cornt and the respondent shall nominate one (1) arbitrator for appointment by the LCIA Cou 1 t (in the Request and in the R esponse, respectively) . To the extent that the claimant or respondent fails nominate an arbitrator for appointment by the LCIA Comt in t he

( 36 Projecls/OKJOI0.<!002 /IADISY A 'l{ SYXK(LDNl.3 9 750) L _ LIV E _ EMEA1 ; 398 9 6SS v l 4 ( - 36 - Request and/or R esponse ( as applicable), the relevant arbitrator shall be chosen and appointed by the LCJA Court . The third arbitrator, who shall be the president of the arbitral tribunal, shall be selected by the two co - arbitrators within thirty (30) days of their appointment . To the extent the third arbitrator is not selected by the end of this thirty (30) day period, such arbitrator shall be chosen and appointed by the LCIA . The seat of arbitration shall be London, England, and the language of arbitration shall be Engl ish . The award shall be final and binding upon the Parties and the costs of the arbitration shall be app o 1 tioned by the tribunal . Judgment on the award may be entered in any comt having jurisdiction . The Emergency Arbitrator provisions in the Arbitration Rules shall not apply . This Section 14 . l shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a comt of competent jurisdiction . The Patties covenant and agree that they shall conduct all aspects of such arbitration having regard at all times to expediting the fmal resolution of such arbitration . (b) The arbitration, including any settlement discussions between the Patties related to the subject matter of the arbitration, shall be conducted on a private and confidential basis and any and all information exchanged and disclosed during the course of the arbitration shall be used only for the purposes of the arbitration and any appeal therefrom . None of the Parties shall communicate any information obtained or disclosed during the course of the arbitration to any third party except to those experts or consultants employed or retained by, or consulted about retention on behalf of, such patty in connection with the arbitration and solely to the extent necessary for assisting in the arbitration, and only after such persons have agreed to be bound by these confidentiality conditions . In the event that disclosure of any i nformat ion related to the arbitration is required to comply with Applicable Law or cornt orde r , an application to a comt for provisional remedies, or to satisfy that party's financial repo 1 ting obligations, the disclosing party shall promptly notify the other party of such disclosure, shall l imit such disclosure to only that information so required to be disclosed and shall have availed i t self of the full benefits of any laws, rules, regulations or contractual rights as to disc l osure on a confidential basis to which it may be entitled . ( c ) Any award of the tribunal and the re a sons therefor shall also be kept confidential except (i) as m a y reasonably be necessary to obtain enforcement thereof or for the purposes of any challenge or appeal therefrom ; ( ii) for either party to comply with its disclosure obligations under Applicable Law ; ( iii ) to permit the Parties to exercise properly th e ir rights under the Arbitration Rules ; and ( iv ) to the extent that disclosure is required to allow the Parties to consult with their professional advisors or to satisfy their frnancial rep o 1 ting obligations . (d) T h e arbitration agreement set out in this Section 14.1 shall be govemed by and construed in accordance with English law. 1 4 .2 C o n s o lidated a r bit r ation ( a ) I n order to facilitate the comptehensive resolution of related D i sputes, all Disputes between any of the Parties in r e spect of this Agreement and/or any other related agreement to which the same P arties or their Affiliates or Related Funds are party may be consolidated into a single consolidated arbitration subject to the provisions of this section . If two or more arbitrations are commenced hereunder and/or the related agreements, any party named as cl a i mant or respondent i n any of these arbitrations may petition the arbitral tribunal appointed in the arbitration commenced fast (the "First

- 37 - Tri b u n a l ") for an order that the sever a l arbitrations be consolidated in a single arbitration before that arbitral h ·ibunal ( a "Cons o li d ation Order") . The First T r ibunal may only make a Consolidation Order i n the following circumstances : 37 P r ojccts/033 010 00024/IADISYXK SYXK(LDNL397SO ) L _LI V E _ EMEAl:398 9 86 ; . - 14 (i) all parties to all the arbitrations sought to be consolidated agree to consolidation; 0 1' ( ii ) the First Tribunal de t e rmines that : (i) there are issues of fact or law common to the arbitrations such that a cons o l idated arbitration would be more efficient than separate arbitrations ; and ( i i) no party would be unduly prejudiced as a result of such consolidation tlll'ough undue delay or otherwis e . All the parties to the arbitrations consent . to consolidation pursuant to a Consolidation Order and agree to waive any rights that they may have to object to arbitrators of the First Tribunal on the ground that they have not been nominated or appointed by such parties . In this Section 1 4 . 2 , "R e l ated F u n d " in relation to a fund (the "first fund" ) , means a fund which is managed or advised by the same investment manager or invest m ent adviser as t h e fi rst fund or, i f it is managed by a different investment mana g er or investment adviser, a fund whose investment manager or investment adviser i s an Affi l iate of the investment manager or investment adviser of the first fund . 1 4 .3 Purchaser ' s option to resolve Dispute through En g l i s h C o ur t s ( a ) Notwithstanding Section 14 . 1 , the Pu r chaser shall be entitled at any time or, where it receives a Request for Arbitration from the Seller in respect of one or more D i sputes, within 21 days of the date of such receipt, by notice in writing to the Seller require that a D i spute be heard by a cotut of law instead of arbitration . If the Purchaser gives such notice, the Dispute(s) to which such notice refers s h all b e determined in accordan c e with Section 14 . 3 (c) below . (b) Where the Purchaser gives notice to the Seller in accordance with Section 14.3(a) above, the Seller shall f0 1 thwith withdraw any Request for Arbitration it has sent to the LCIA. ( ( c ) T h e Patties agree that, where the Pu r chaser gives notice to the Seller in accordance with Section l 4 . 3 (a ) abov e , the courts of England shall have ex c lusi v e jurisdiction to settle such Dispute(s) and, for such purposes, the Seller irrevo c ably submits to the jurisdiction of such cou 1 ts . Final judgment against the Seller in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisd i ction, including the Republic of South Africa, by suit on the judgment, a c e 1 tified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by Applicable Law . (d) For the purposes of Section l 4 . 3 (c) above, the Seller agrees that the cou 1 ts of England are the most appropriate and convenient cowts to settle such Disputes, and ir r evocably waives any objection which they might now or hereafter have to the coutts of England being nominated as the forum to hear and determine any such Disputes . 15. CONFIDENTIAL lTY AND DISCLOSURES 15.1 Conf i dentiality

- 38 - 38 Pr o jtcls/0 8 3 0 10 00024/IA D /S YXK S YXK(LDNL397SO ) L _ LIV E _ EMEA l : 398 9 8655, 14 ( a ) Each Party (a " Rec e iving Party" ) agrees that it s hall maintain as confidential and shall not disclose, and s hall cause its Affiliates, employees, officers, directors, advisors and representatives to maintain as confidential and not to disclos e , the terms contained in this Agreement and all information ( whether written, oral or in electronic format ) received or reviewed by it as a result of or in connection with this Agreement ( collectively, the " C onfidential Inf o rmatio n "), provided that a Receiving Party may disclose Confidential Information in the following circumstances : ( i ) to its audito r , legal counsel, len d ers, underwriters and investment bankers and to persons, including any proposed transferee or acquiring Person under Article 11 ( each a " T hird Part y " ) with which it is considering or i n tends to enter into a transaction for which such Confidential Information would be r elevant ( and to advisors and representatives of any such P e r son), provided that ( i ) such persons a r e advised of t h e confidential nature of the Confidential Jnformation, undertake to maintain the conf i dentiality of it and are strictly limited in the i r use of the Confidential Information to those purposes necessary for such persons to perform the ser v ices for which they were, or are proposed to be, retained by the R e ceiving Party or to consider or effect the applicable t ransaction , as applicable and ( ii ) in the case of Third Pa 1 ties, such Third Pa 1 ties shall not be provided with Confidential Information other than a redacted copy of this Agreement and any related agreements entered into in connection herewith and information regarding deliveries and payments received hereunde r , without the prior written consent of the Seller or the Purch a ser, as the case may b e , such consent not to be unreasonably withheld ; ( ii ) subject to Section 15 . 2 , where that disclosure is necessary to comply with Applicable Law s , coUJt order or regulat o 1 y reques t , by any Governmental Body provided that such disclosme is limit ed to only that Confidential Information so required to be disclosed and, where applicable, that the Receiving Party will have av a iled itself of the full benefits of any l aws, rules, regu l a tions or contractual rights as to disclosure on a confidential basis to which it may be entitled ; ( ii i ) for the purposes of the preparation and conduct of any arbitration or coutt proceeding commenc e d under Section 1 4 ; { ( iv ) where such i n fo 1 m a tion is already available to the public other than by a breach of the confidentiality terms of this Agreement o r is known by the Receiving Pa t ty prior to the entry into of this Agr e e ment or obtained independently of this Agreement and the disclosure of such information would not breach any other confidentiality obligations ; (v) with the consent of the disclosing Party; ( vi ) to its Affiliates and those of its and its Affiliates' director s , officers, employees, advisors and representatives who need to have knowledge of the Confidential Informatio n ; and (vii) in the case of the Purchaser and i t s Affiliates, to any l i mited pa 1 tner or c o investor or prospective limit ed partner or co - investor in or with a private equity fund managed by the Purchaser or Affiliates of the Purchaser , to the extent such information is reasonably relevant to t h e current investment or future investment

- 39 - decision of a ny such limited partner or co - investor or prospective limited partner or co - investor, provided that such persons undertake to maintain the confidential ity of it and are strictly limited in their use of the confidential information for the purpose of making an investment decision in or with respect to the Purchaser or Affiliates of the Purchaser . Each Party shall ensure that its Affiliates and i t s and its Affiliates' employees, directors, officers, advisors and representatives and those persons l i sted in Section 15 . 1 ( a ) and 15 . 1 (a)(vii) are made aware of this Section 15 . 1 and comply with the prov i sions of this Section I S . I . Each Party shall be liable to the other Party for any impro p er use or disclosure of such terms or information by such persons . 39 Proj«ts/08301o -- 00024/IADISYXK SYXK(LDNl . 1 9750) L _ LIVE _ eMEA 1 ; 398 9 8 G SS, 14 1 5 . 2 Press Releases a nd Public Disclosu re ( ( a ) The Part i es shall consult with each other before either of them o r their respective Affiliates issues any press release or otherwise makes any public disclosure regarding this Agreement or the t ra n sactions contemplated hereby and shall no t , and shall cause their respective Affiliates to not, issue any such press release or make any such public disclosure before receiving the consent of the other of them . Nothing in this Section l 5 . 2 ( a ) prohibits a Party from issuing a press release or making other disclosure requi r ed by Applicable Law if the Party or its Affiliate making the disclosure has first consulted with the other Patt y . (b) If the Seller or any of its Affiliates is required by Appl i cab l e Law to publicly file a copy of th i s Agreement ) , the Seller (or such Affiliate) shall consult with the Purchaser with respect to, and agree upon , any proposed redactions to this Agreement in compliance with Applicable Laws before it is so filed . [f the Part i es are unable to agree on such redactions, the Seller (or such Affiliate) shall redact this Agreement to the fullest extent permitted by Appl icable Laws before so filing it . 1 6 . NOTICES ( a) Un l ess otherwise specifically provided in this Agreement, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by hand to an officer or other responsible employee of the addressee or transmitted by facsimile transmiss i on or other e l ectronic commu n i cation, addressed to : ( If to the Seller: Blyvoor Gold Capital ( Pty ) Ltd 9, 5th Street Houghton Estate 2198 Johannesburg South Africa Facsimile: + 27 11 486 1520 E - mail: Richard@blyvoorgold.com If to the Purchaser:

- 40 - c/o Maples Corporate Services PO Box 309, Ugland House, S Ch u r ch st Grand Cayman, KY 1 - J 104, Cayman I slands Attention: Stephen Watler Fac s i mile: + 1 345 949 8080 with a copy to: Orion R esource Partners (USA) LP 121 1 A venue of the Americas, Suite 3000 New York, NY 10036 40 Projec1s/083010 - 0002,l/lA D / SYXK SYXK(LDNL397SO ) L _ LIVE_EMEA l : 39il986SSvl4 ( Attention : Facsimile : Email : General Counsel (212) 596 - 3 489 notices@orionrp.com or at such other address, facsimile number or email address as such Party from time to time directs in writing to the other P arty. (b) Any notice or other communication given in accordance with this Section 1 6 , if delivered by hand as afores a id shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery is received before 4 : 00 p . m . at the place of delive 1 y ; otherwise, it shall b e deemed to be validly and effecti v ely given on the Business Day next following the date of delivery . Any notice of communication which is transmit t ed by facsimile transmission or e l ectronic mail as aforesaid, shall be dee m e d to have been validly and effectively given on the date of transmission if such date is a Business Day and such trans m i ssion was received before 4 : 00 p . m . at the place of re c eipt ; otherwise it shall be deemed to have been valid l y and effectively given on the next Business Day following such da t e of transmission . ( ( c ) Any not i ces and communications given in respect of this Agreement must be given in the Engl ish language, or if given in any other language, that notice or commu n i cation must be accompanied by an Eng l i sh tran s lation of it, which must be c e r tified as being a true and correct translation of the notice or communicati o n . 1 7. M I S CELLA N E OUS 1 7 . 1 Further A ss u rane e s Each Party shall execute all such fiuth e r instruments and documents and shall take all su c h f u r ther actions as may be necessary to effect the transactions contem p l ated herein, in each case at the cost and expense of the Party r eques t i ng s uch fu 1 ther instrument, document or action, un l ess expressly indicated otherwise . 1 7 .2 No Partnership or Joint Ventu r e Nothing h erein shall be construed to c r eate, expressly or by implication, a j oint ventur e , agency

- 41 - relationship, fiduciary re l ationship, mrnmg part n e rshi p , commercial pa1inersh ip or other pa r t ne r s hip relationship between th e Parties. 4 1 Projec l s/083 0 1 0 - 000 2 4 nA D / SVXK SVX: K ( LONL39750 ) L_LlV E _ EMEA l : 398986SS, · l4 17 . 3 Severa b il i ty If any provision of this Agreement is wholly or partially invali d , illegal or unenforceable, this Agreement shall be interpreted as if such provision had not been a part hereof so that the invalidit y , illegality or unenforceability shall not affect th e validit y , l e gality or unenforceability of the remainder of this Agreement wJ 1 ich shall be construed as if this Agreement had been executed without s uch provision . 17 . 4 Ent i r e A g r eement ( This Agreement constitutes the entire agreement among the Parties pertammg to the subject matter hereof and supersedes all prior agreement s , negotiations, discussions and understandings, written or oral, among th e Partie s . 17 . 5 Am e nd m e n ts This Agreement may not be changed, amended or modif i e d in any manner, except pursuant to an i n s h"ument in writing signed on behalf of each of the Parties. 1 7 . 6 W a i v e r s The failure by any Party to enforce at any time any of the prov i sions of this Agreement shall in no way be construed to be a waiver of any such pro v i sion unless such waiver is acknowledged i n writing, nor shall such failure affect the validity of this Agreement or any pati there o f or the right of a Party to enforce each and every prov i sion . No waiver of a breach of this Agreement shall be held to be a waiver of any other or subsequent br e ach . 1 7 . 7 S p e c if i c P e r f o r m a n ce ( Each Party acknowled g es that any breach of this Agreement may cause the other Pa 1 iy irreparable h a r m for which damages are not an adequate remedy . Each Party agrees tha t , in the event of any such breac h , in ad d i tion to other remedies at law or in equity that the other Party may have, such P arty shall b e e ntitled to seek specific performance . 1 7 . 8 B e n e f i t of Agre e m e nt This Agreement is intended for the b enefit of the Patties and their respective success o r s and permitted assigns and, except for the i ndemnified Persons referred to in Section 9 , is not for the benefit of, nor may any provision in this Agreement be enforced by, any other Person . With r espect to any indemnif i ed Person who is not a party to this Agreement, the Purchaser s h all obtain and hold the rights and b e nefits of Section 9 in trust for and on beh a l f of such indemnified Pe r s o n . 1 7 . 9 Cos t s a n d E x p e n s es The Seller shall be responsible for all reasonable costs and expenses incuned by the Purchaser and its Affil iates in connection w i th the negotiation and preparation of this Agreement, pro v i ded that the Purchaser shall use reasona b l e effo 1 i s to keep such costs and expenses to a minimum .

- 42 - 42 Pro j e c t s/0830 1 0 · 0002 /lA O / SYXK SYXK( LDNL397SO ) L_Ltv E _ EMEA l ; J989865 S v l4 1 7 . L O Exe c ution in C ount e r p a r ts This Agreement may be executed in one o r more counterparts and by the P atties in separate counterpatts, each o f which when execut e d sh a ll be deemed to be an ol'igin a 1 , but a ll of which when t aken together sh a ll cons t i tute one and the same agreement . D e l iv e iy of an executed counterpart of a s i gnature page to this Agreement by telecop i er or electronic format s ha ll be e ffec t i ve as delivery of a manually executed counterp a t t of this Agreement . [ Signature pages follow. J ( (

STGNATU RE PAGE TO THE GOLD OFFTAKE AGREEMENT IN WITNE S S WHEREOF lh c Parti e s have executed this Agreemenl as of the day and year firs! written above. Blyvoo r { d Cn pltnl (Pt} By: Na m e; Ti tle: { OMF Fund 11 ( S O) Ltd., as Purch a s e r By: Name: Title: l

EXECUTION VERSION

Novation Deed

between

Blyvoor Gold Capital (Pty) Ltd

as Seller

OMF Fund II (SO) Ltd.

as the Outgoing Party

and

OMF Fund II (O) Ltd.

as the Incoming Party

relating to

a gold offtake agreement

THIS DEED is dated 12 May 2020 and made

BETWEEN:

(1)	BLYVOOR GOLD CAPITAL (PTY) LTD, a corporation existing under the laws of the Republic of South Africa (the “Seller”)

(2)	OMF FUND II (SO) LTD., a corporation existing under the laws of the Cayman Islands (the “Outgoing Party”); and

(3)	OMF FUND II (O) LTD., a corporation existing under the laws of the Cayman Islands (the “Incoming Party”),

(together the “Parties” and each a “Party”).

Background:

(A)	This Deed is supplemental to the Original Agreement (as defined in this Deed).

(B)	The Parties have agreed that with effect from the Effective Date (subject to the terms of this Deed) the Outgoing Party shall cease to be a party to the Original Agreement and that the Incoming Party shall become a party to the Original Agreement in place of the Outgoing Party and that the Outgoing Party shall be released and discharged from the Original Agreement upon the terms and to the extent set out in this Deed.

THE PARTIES AGREE THAT:

1.	Interpretation

1.1	In this Deed, words and expressions defined in the Original Agreement (as defined below) shall (unless otherwise defined in this Deed) have the same meaning when used in this Deed. The provisions of Section 1.2 (Certain Rules of Interpretation) of the Original Agreement apply to this Deed as if set out in full herein, mutatis mutandis, with references to the Original Agreement being read as references to this Deed.

1.2	Additional Definitions

In this Deed:

“Effective Date” means the date of this Deed; and

“Original Agreement” means the gold offtake agreement dated 30 August 2018 between the Seller and the Outgoing Party.

2.	Novation

2.1	Substitution of Parties

Subject to Clause 2.2 (Liability for Outstanding Obligations), with effect from the Effective Date:

(A)	the Outgoing Party transfers all its rights and obligations under the Original Agreement to the Incoming Party;

(B)	the Incoming Party hereby undertakes to the Seller to perform the Original Agreement and to be bound by the terms thereof in every way as if the Incoming Party was the original party to the Original Agreement in place of the Outgoing Party;

(C)	the Seller hereby:

2

(1)	releases and discharges the Outgoing Party from all obligations and liabilities of the Outgoing Party under or in connection with the Original Agreement becoming due to be performed or satisfied whether arising before, on or after the Effective Date and all claims and demands whatsoever in respect thereof and accepts the performance thereof by the Incoming Party in place of performance by the Outgoing Party; and

(2)	undertakes to the Incoming Party to perform the Original Agreement and be bound by the terms thereof in every way as if the Incoming Party was the original party to the Original Agreement in place of the Outgoing Party; and

(D)	the Outgoing Party releases and discharges the Seller from all obligations and liabilities of the Seller under or in connection with the Original Agreement becoming due to be performed or satisfied whether arising before, on or after the Effective Date and all claims and demands whatsoever in respect thereof.

2.2	Liability for Outstanding Obligations

Notwithstanding Clause 2.1 (Substitution of Parties), in respect of any Refined Gold for which ownership has passed to the Outgoing Party further to Clause 2.4 (Passing of Title) of the Original Agreement prior to the Effective Date, the Seller and the Outgoing Party will each retain their rights and obligations under the Original Agreement in connection with such Refined Gold in each case on and in accordance with the terms of the Original Agreement.

3.	Application of Provisions of the Original Agreement

Sections 13 (Governing Law and Jurisdiction), 14 (Disputes and Arbitration), 15 (Confidentiality and Disclosures), 16 (Notices) and 17 (Miscellaneous) of the Original Agreement are incorporated in and shall apply to this Deed as if set out in full herein, mutatis mutandis, with references to the Original Agreement being read as references to this Deed and references to the Parties being read as references to the Parties to this Deed.

4.	Notices

For the purposes of Section 16 (Notices) of the Original Agreement, the notice details for the Incoming Party shall be as set out below:

[****************]

[****************]

[*********************]

[************************]

Attention: Stephen Walter
Facsimile: +1 345 949 8080

with a copy to:

[************************]

[************************]

[***************]

[*******************]

IN WITNESS of which this Deed has been executed and delivered by the Parties on the date first written above.

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SIGNATURE PAGE FOR BLYVOOR GOLD OFFTAKE NOVATION DEED

The Seller

	EXECUTED AS A DEED for and on behalf of	)
	Blyvoor Gold Capital (Pty) Ltd	)
)
by	Alan Smith	)
	Please print name of signatory	)
		)	Signature
	a person who, in accordance with the	)
	laws of its jurisdiction of incorporation,	)	Chief Executive Officer
	is acting under the authority of that company		Title

The Outgoing Party

EXECUTED AS A DEED

for and on behalf of OMF Fund II (SO) Ltd

by	Garth Ebanks
Please print name of signatory

Signature

Director
Title

The Incoming Party

EXECUTED AS A DEED		)
for and on behalf of OMF Fund II (O) Ltd		)
)
by	Garth Ebanks	)
	Please print name of signatory	)
		)	Signature
a person who, in accordance with the		)
laws of its jurisdiction of incorporation,		)	Director
is acting under the authority of that company			Title

4

EXECUTION VERSION

Amendment Agreement

between

Blyvoor Gold Capital (Pty) Ltd

as Seller

OMF Fund II (O) Ltd

As Purchaser

relating to a gold offtake agreement dated 30 August 2018 as novated on 12 May 2020

CONTENTS

1.	Definitions and Interpretation	1

2.	Amendment	2

3.	Representations	2

4.	Continuing obligations	2

5.	Transaction Expenses	2

6.	Miscellaneous	3

SCHEDULE 1 : Amendments to Original Gold Offtake Agreement		4

i

THIS AGREEMENT is dated 24 August 2021 and made

BETWEEN:

(1)	BLYVOOR GOLD CAPITAL (PTY)_LTD, (the “Seller”), a corporation existing under the laws of the Republic of South Africa; and

(2)	OMF FUND II (O) LTD., (the “Purchaser”), a corporation existing under the laws of the Cayman Islands.

BACKGROUND

(A)	This Agreement is supplemental to, and amends, the Original Gold Offtake Agreement (as defined below).

(B)	Each of the Parties has agreed, subject to the terms of this Agreement, to make certain amendments to the Original Gold Offtake Agreement.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Amended Gold Offtake Agreement” means the Original Gold Offtake Agreement, as amended by this Agreement on the Effective Date.

“Effective Date” means the date of this Agreement.

“Original Gold Offtake Agreement” means the gold offtake agreement dated 30 August 2018 between the Seller, as seller, and the Purchaser, as purchaser, as novated on 12 May 2020.

“Party” means a party to this Agreement.

1.2	Incorporation of defined terms

(A)	Unless a contrary indication appears in this Agreement, a term defined in the Original Gold Offtake Agreement has the same meaning in this Agreement.

(B)	Unless a contrary indication appears in this Agreement, the principles of interpretation set out in Section 1.2 (Certain Rules of Interpretation) of the Original Gold Offtake Agreement shall have effect as if set out in, and referring to, this Agreement.

1.3	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

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2.	Amendment

2.1	Amendment

With effect on and from the Effective Date, the Original Gold Offtake Agreement shall be amended as set out in schedule 1 (Amendments to the Original Gold Offtake Agreement).

3.	Representations

(A)	The representations and warranties set out in Section 8.2 (Representations and Warranties of the Seller) of the Original Gold Offtake Agreement are deemed to be made by the Seller by reference to the facts and circumstances then existing on the Effective Date but as if references in Section 8.2 of the Gold Offtake Agreement to “this Agreement” were instead to this Agreement.

(B)	The Seller further represents that it has, in full force and effect as at the Effective Date, all consents, authorisations and approvals required for the purposes of the amendments further to this Agreement and the transactions contemplated by the Amended Gold Offtake Agreement.

(C)	The Seller acknowledges that the Purchaser has entered into this Agreement and has agreed to the amendments effected by this Agreement in full reliance on these representations.

4.	Continuing obligations

(A)	The provisions of the Original Gold Offtake Agreement shall, save as amended by this Agreement, continue in full force and effect.

(B)	No waiver of any provisions of the Original Gold Offtake Agreement is given by the terms of this Agreement and the Purchaser expressly reserves all its rights and remedies in respect of any breach of, or other default under, the Original Gold Offtake Agreement.

(C)	References in the Original Gold Offtake Agreement to “this Agreement”, “hereof”, “hereunder” and expressions of similar import shall, on and from the Effective Date, be deemed to be references to the Original Gold Offtake Agreement as amended by this Agreement.

5.	Transaction Expenses

The Seller shall be responsible for all costs and expenses incurred by the Purchaser and its Affiliates in connection with the negotiation and preparation of this Agreement. All payments made by or on behalf of the Seller under this Agreement shall be made free and clear and without any present or future deduction, withholding, charge, levy or imposition for or on account of any Taxes, except as required by Applicable Laws. If any such deduction, withholding, charge, levy or imposition for or on account of any Taxes are required by Applicable Law, then the Seller shall pay to the Purchaser an amount necessary to ensure that the net amount received by the Purchaser (net of any such Taxes, including any Taxes required to be deducted, withheld, charged, levied, collected or imposed on any such additional amount) equals the full amount that the Purchaser would have received had no such deduction, withholding, charge, levy, collection or imposition been required.

2

6.	Miscellaneous

The provisions of Sections 16 (Notices), 17.1 (Further Assurances), 17.3 (Severability), 17.5 (Amendments), 17.6 (Waivers), 17.10 (Execution in Counterparts), 13 (Governing law and Jurisdiction) and 14 (Disputes and Arbitration) of the Original Gold Offtake Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if reference in those Sections to “this Agreement” are references to this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1: AMENDMENTS TO ORIGINAL GOLD OFFTAKE AGREEMENT

1.	The following definitions shall be added to Section 1.1 as follows:

“Applied Prepayment Amount” means:

(a)	unless Section 3.1(d)(ii) applies, the amount of the Gold Purchase Price for each ounce of Refined Gold which will be credited, by application of such amount, against the relevant Prepayment Amount further to Section 3.1(c), as agreed further to Section 3.3(c)(iv); or

(b)	if Section 3.1(d)(ii) applies, 100% of the relevant Gold Purchase Price.

“Gold Discount” has the meaning set out in Section 3.3(c)(iii), as may be increased by US$ 3 per ounce further to Section 3.1(d)(i) (if applicable).

“Prepaid Delivery Period” means a period of 24 calendar months commencing on and including the month in which the relevant Prepayment Notice is served.

“Prepaid Delivery Schedule” has the meaning set out in Section 3.3(c)(ii)

“Prepayment Amount(s)” has the meaning set out in Section 3.3(a).

“Prepayment Notice” means a notice in respect of a Prepayment Amount containing only the relevant agreed Prepayment Terms.

“Prepayment Terms” has the meaning given to it in Section 3.3(c).

“Remaining Prepayment Balance” means, in respect of a Prepayment Amount, an amount equal to the relevant Prepayment Amount paid by the Purchaser to the Seller less amounts credited against such Prepayment Amount in accordance with Section 3.1(c)(i), from time to time.

2.	Section 3.1 (Payment) is amended to read as below:

3.	PRICING AND PAYMENT

3.1	Payment

(a)	The purchase price (the “Gold Purchase Price”) payable by the Purchaser to the Seller for each ounce of Refined Gold Delivered to the Purchaser hereunder shall be the Purchaser’s choice of any one of the following prices (the Purchaser’s choice of price further to this Section 3.1(a) is referred to herein as the “Gold Market Price”):

(i)	the a.m. LBMA Gold Price in U.S. dollars per ounce quoted by the LBMA on any day during the Quotational Period as selected by the Purchaser;

(ii)	the p.m. LBMA Gold Price in U.S. dollars per ounce quoted by the LBMA on any day during the Quotational Period as selected by the Purchaser; and

(iii)	the COMEX (1st Position) Settlement gold price in U.S. dollars per ounce quoted by COMEX (a division of CME Group, Inc.) on any day during the Quotational Period as selected by the Purchaser,

adjusted as follows (as applicable):

4

(A)	to the extent that any Remaining Prepayment Balance is greater than zero: by deducting the applicable Gold Discount per ounce; and

(B)	in all other instances: no deduction of any Gold Discount shall be made.

(b)	At or before 4:00 p.m. (in New York City, New York) on the Payment Date in respect of each Delivery of Refined Gold to the Purchaser hereunder, the Purchaser shall provide the following to the Seller by email (at such email address(es) designated by the Seller in writing from time to time):

(i)	notice of the Gold Market Price chosen by the Purchaser in accordance with Section 3.1(a) for such Refined Gold;

(ii)	a statement detailing the calculation of the Gold Purchase Price for such Refined Gold multiplied by the number of ounces of Refined Gold to be Delivered on the relevant Delivery Date.

(c)	On each Payment Date:

(i)	to the extent any Remaining Prepayment Balance is greater than zero, in respect of each ounce of Refined Gold Delivered the Seller shall credit against the relevant Remaining Prepayment Balance an amount equal to the relevant Applied Prepayment Amount, in recognition of partial payment received through prepayment of the applicable Gold Purchase Price for such ounce of Refined Gold until the relevant Remaining Prepayment Balance has been fully credited and reduced to zero; and

(ii)	the Purchaser shall pay to the Seller:

(A)	if Section 3.1(c)(i) applies, the difference between the aggregate Gold Purchase Price as notified by the Purchaser to the Seller pursuant to Section 3.1(b)(ii) and the total Applied Prepayment Amount (if any) applied pursuant to Section 3.1(c)(i); or

(B)	if section 3.1(c)(i) does not apply, the aggregate Gold Purchase Price as notified by the Purchaser to the Seller pursuant to Section 3.1(b)(ii),

by electronic transfer of funds to the account designated by the recipient of such funds.

(d)	To the extent that the ounces of Refined Gold referenced in the Prepaid Delivery Schedule have not been fully delivered (and, as a result, the Remaining Prepayment Balance is not reduced to zero) during the applicable Prepaid Delivery Period, then:

(i)	the relevant Gold Discount shall be increased by US$3 per ounce and such increased Gold Discount shall be applied to Refined Gold Delivered in the period after such Prepaid Delivery Period; and

(ii)	an amount of such Remaining Prepayment Balance equal to the Applied Prepayment Amount in respect of such Prepaid Delivery Period shall be applied, in accordance with Section 3.1(c)(i), to all ounces of Refined Gold Delivered after the end of such Prepaid Delivery Period, until the relevant Remaining Prepayment Balance has been reduced to zero.

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3.	A new Section 3.3 shall be added as follows:

“3.3	Prepayment

(a)	Subject in each case to the Purchaser giving its written approval of the relevant Prepayment Notice before submission of such Prepayment Notice to the Purchaser (which consent may be given by email further to Section 16), the Purchaser agrees to pay to the Seller, in accordance with this Section 3.3, a prepayment amount or amounts of up to $5,000,000 in aggregate (the “Prepayment Amount(s)”) for the sale and Delivery to the Purchaser by the Seller of Refined Gold. Such paid Prepayment Amount(s) shall be a prepayment of the Gold Purchase Price in respect of Refined Gold further to Section 3.1.

(b)	Each Prepayment Amount will be used by the Seller for the purpose of funding the construction, development and operation of the Project and for no other purpose.

(c)	In respect of each Prepayment Amount to be paid, having regard to inter alia the Seller’s production schedule and the production expenditure to be incurred by the Seller (both with reference to the next 24 months), the Purchaser and the Seller shall agree in writing (which agreement may be given by email further to Section 16) the following terms of the relevant Prepayment Notice:

(i)	the quantum of the relevant Prepayment Amount to be paid, which must be an integral multiple of US$ 1,000,000;

(ii)	a schedule setting out the number of ounces of Refined Gold expected to be Delivered in each month, and in aggregate, during the relevant Prepaid Delivery Period (such schedule in respect of such Prepaid Delivery Period, the “Prepaid Delivery Schedule”);

(iii)	the discount, expressed in US$ per ounce, to be applied to the Gold Market Price to arrive at the Gold Purchase Price further to Section 3.1(a)(iv) (“Gold Discount”); and

(iv)	the Applied Prepayment Amount in respect of a given Prepayment Amount, being a fixed US$ amount per ounce,

such agreed terms in respect of a Prepayment Amount and Prepayment Notice, the “Prepayment Terms”.

(d)	Following agreement of the Prepayment Terms the Seller may submit a Prepayment Notice in respect of the relevant agreed Prepayment Amount incorporating such Prepayment Terms. Subject to the terms of this Section 3.3 the Purchaser shall pay to the Seller such Prepayment Amount on a date or dates to be notified by the Purchaser to the Seller and the Seller shall accept the Prepayment Amount(s) on such date(s).

(e)	For the avoidance of doubt, the relevant Prepayment Amount shall not be applied as consideration or as payment made for the sale and Delivery of Refined Gold unless and until the Seller applies the Prepayment Amount further to Section 3.1(c)(i).

(f)	The Purchaser will not be entitled to demand repayment of the Prepayment Amount(s).

(g)	No interest will be payable by the Seller on or in respect of the Prepayment Amount(s).

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4.	Sections 4(a) and (b) shall be amended to read as follows:

(a)	All deliveries of Refined Gold and any other payments and transfers of property of any kind made under this Agreement by or on behalf of the Seller shall be made free and clear and without any present or future deduction, withholding, charge, levy or imposition for or on account of any Taxes, except as required by Applicable Laws. Subject to Section 4(d) below, all Taxes, if any, as are required by Applicable Laws to be deducted, withheld, charged, levied, collected or imposed on any Person on or with respect to any such delivery, payment, deemed payment or transfer made by or on behalf of the Seller shall be paid by the Seller by delivering or paying to the Purchaser, in addition to such delivery, payment or transfer, such additional delivery, payment, deemed payment or transfer as is necessary to ensure that the net amount received by the Purchaser (net of any such Taxes, including any Taxes required to be deducted, withheld, charged, levied, collected or imposed on any such additional amount) equals the full amount that the Purchaser would have received had no such deduction, withholding, charge, levy, collection or imposition been required.

(b)	If the Purchaser becomes liable for any Tax, other than Excluded Taxes, imposed on any payments, deemed payments or deliveries under this Agreement, the Seller shall indemnify the Purchaser for such Tax, and the indemnity payment shall be increased as necessary so that, after the imposition of any Tax on the indemnity payment (including Tax in respect of any such increase in the indemnity payment), the Purchaser shall receive the full amount of Taxes for which it is liable and are due and payable. If reasonably requested by the Seller, the Purchaser will use reasonable efforts to dispute the imposition or assertion of such Taxes by the relevant Governmental Body, all at the Seller’s expense. A certificate as to the amount of such payment or liability delivered to the Seller by the Purchaser shall be conclusive absent manifest error.

7

SIGNATURES TO THE OFFTAKE AMENDMENT AGREEMENT

Blyvoor Gold Capital (Pty) Ltd, as Seller

By:	/s/ Alan Smith
Name:	Alan Smith
Title:	CEO, Director

OMF Fund II (O) Ltd., as Purchaser

By:	/s/ Garth Ebanks
Name:	Garth Ebanks
Title:	Director

8

EXECUTION VERSION

Novation Deed

between

Blyvoor Gold Capital (Pty) Ltd

as Seller

OMF Fund II (O) Ltd.

as the Outgoing Party

and

TRR OFFTAKES LLC

as the Incoming Party

relating to

a gold offtake agreement

THIS DEED is dated                    2022 and made

BETWEEN:

(1)	BLYVOOR GOLD CAPITAL (PTY) LTD, a corporation existing under the laws of the Republic of South Africa (the “Seller”)

(2)	OMF FUND II (O) LTD., a corporation existing under the laws of the Cayman Islands (the “Outgoing Party”); and

(3)	TRR OFFTAKES LLC, a corporation existing under the laws of the State of Delaware (the “Incoming Party”),

(together the “Parties” and each a “Party”).

Background:

(A)	This Deed is supplemental to the Original Agreement (as defined in this Deed).

(B)	The Parties have agreed that with effect from the Effective Date (subject to the terms of this Deed) the Outgoing Party shall cease to be a party to the Original Agreement and that the Incoming Party shall become a party to the Original Agreement in place of the Outgoing Party and that the Outgoing Party shall be released and discharged from the Original Agreement upon the terms and to the extent set out in this Deed.

THE PARTIES AGREE THAT:

1.	Interpretation

1.1	In this Deed, words and expressions defined in the Original Agreement (as defined below) shall (unless otherwise defined in this Deed) have the same meaning when used in this Deed. The provisions of Section 1.2 (Certain Rules of Interpretation) of the Original Agreement apply to this Deed as if set out in full herein, mutatis mutandis, with references to the Original Agreement being read as references to this Deed.

1.2	Additional Definitions

In this Deed:

“Effective Date” means the date of this Deed; and

“Original Agreement” means together:

(A)	the gold offtake agreement dated 30 August 2018 between the Seller and the Outgoing Party, as novated and amended from time to time; and

(B)	the Prepayment Notices.

“Prepayment Notices” means the five letter agreements between the Outgoing Party and the Seller relating to the five Prepayment Amounts (as defined therein) dated 24 August 2021, 13 September 2021, 5 October 2021, 15 November 2021 and 2 December 2021.

2

2.	Novation

2.1	Substitution of Parties

Subject to Clause 2.2 (Amendments to Gold Discount, Prepaid Delivery Period and Prepaid Delivery Schedule) and Clause 2.3 (Liability for Outstanding Obligations), with effect from the Effective Date:

(A)	the Outgoing Party transfers all its rights and obligations under the Original Agreement to the Incoming Party;

(B)	the Incoming Party hereby undertakes to the Seller to perform the Original Agreement and to be bound by the terms thereof in every way as if the Incoming Party was the original party to the Original Agreement in place of the Outgoing Party;

(C)	the Seller hereby:

(1)	releases and discharges the Outgoing Party from all obligations and liabilities of the Outgoing Party under or in connection with the Original Agreement becoming due to be performed or satisfied whether arising before, on or after the Effective Date and all claims and demands whatsoever in respect thereof and accepts the performance thereof by the Incoming Party in place of performance by the Outgoing Party; and

(2)	undertakes to the Incoming Party to perform the Original Agreement and be bound by the terms thereof in every way as if the Incoming Party was the original party to the Original Agreement in place of the Outgoing Party; and

(D)	the Outgoing Party releases and discharges the Seller from all obligations and liabilities of the Seller under or in connection with the Original Agreement becoming due to be performed or satisfied whether arising before, on or after the Effective Date and all claims and demands whatsoever in respect thereof.

2.2	Amendments to Gold Discount, Prepaid Delivery Period and Prepaid Delivery Schedule

(A)	Subject to Clause 2.2(B) and Clause 2.2(C) below, notwithstanding the novation of the Original Agreement effected by Clause 2.1 (Substitution of Parties), the Outgoing Party may agree to amend the Prepayment Notices directly with the Seller without the Incoming Party’s consent provided that the Outgoing Party provides written notice to the Incoming Party, 5 Business Days prior to any such proposed amendments being agreed with the Seller.

(B)	Any amendments proposed to be made pursuant to Clause 2.2(A) shall only relate to the ‘Gold Discount’, the ‘Prepaid Delivery Period’ and the ‘Prepaid Delivery Schedule’ as set out in the Schedule to the Prepayment Notices provided that such amendment does not increase any Prepayment Amount (as defined in the Prepayment Notices) nor support or result in an additional payment being made by the Outgoing Party to the Seller under the Prepayment Notices or otherwise.

(C)	Any amendments to the Prepayment Notices that do not fall within Clause 2.2(B) shall require the prior written consent of the Incoming Party (such consent not to be unreasonably withheld or delayed).

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2.3	Liability for Outstanding Obligations

Notwithstanding Clause 2.1 (Error! Reference source not found.), in respect of any Refined Gold for which ownership has passed to the Outgoing Party further to Clause 2.4 (Passing of Title) of the Original Agreement prior to the Effective Date, the Seller and the Outgoing Party will each retain their rights and obligations under the Original Agreement in connection with such Refined Gold in each case on and in accordance with the terms of the Original Agreement.

3.	Application of Provisions of the Original Agreement

Sections 13 (Governing Law and Jurisdiction), 14 (Disputes and Arbitration), 15 (Confidentiality and Disclosures), 16 (Notices) and 17 (Miscellaneous) of the Original Agreement are incorporated in and shall apply to this Deed as if set out in full herein, mutatis mutandis, with references to the Original Agreement being read as references to this Deed and references to the Parties being read as references to the Parties to this Deed.

4.	Notices

For the purposes of Section 16 (Notices) of the Original Agreement, the notice details for the Incoming Party shall be as set out below:

Address:	[************]
[*******]
[************]
[*******]
[**********]
[*******]

Attention:	[************]

Facsimile:	[************]

IN WITNESS of which this Deed has been executed and delivered by the Parties on the date first written above.

4

SIGNATURE PAGE FOR BLYVOOR GOLD OFFTAKE NOVATION DEED

The Seller

	EXECUTED AS A DEED for and on behalf of	)
	Blyvoor Gold Capital (Pty) Ltd	)
)
by	Alan Smith	)
	Please print name of signatory	)
		)	Signature
	a person who, in accordance with the	)
	laws of its jurisdiction of incorporation,	)	CEO
	is acting under the authority of that company		Title

The Outgoing Party

EXECUTED AS A DEED

for and on behalf of OMF Fund II (O) Ltd

by	Garth Ebanks
Please print name of signatory

Signature

Director
Title

The Incoming Party

EXECUTED AS A DEED		)
for and on behalf of TRR Offtakes LLC		)
)
by	Garth Ebanks	)
	Please print name of signatory	)
		)	Signature
a person who, in accordance with the		)
laws of its jurisdiction of incorporation,		)	Director
is acting under the authority of that company			Title

5